                                                                   EXHIBIT 10(f)

                      INTERNATIONAL DISTRIBUTOR AGREEMENT



                                    between



                     STERLING COMMERCE INTERNATIONAL, INC.



                                      and



                     STERLING SOFTWARE INTERNATIONAL, INC.

                               TABLE OF CONTENTS
                               -----------------

1.   APPOINTMENT................................................  1
2.   DISTRIBUTOR'S OBLIGATIONS..................................  2
3.   SCII'S OBLIGATIONS.........................................  5
4.   ORDERS AND DELIVERY........................................  7
5.   LICENSING PROCEDURES.......................................  7
6.   PAYMENTS TO SCII...........................................  8
7.   LIMITED WARRANTIES......................................... 10
8.   INDEMNITY.................................................. 11
9.   NO CONSEQUENTIAL DAMAGES................................... 13
10.  INFORMATION................................................ 13
11.  MARKS...................................................... 15
12.  TERM AND TERMINATION....................................... 16
13.  CONSEQUENCES OF TERMINATION................................ 17
14.  INSPECTION................................................. 18
15.  U.S. EXPORT RESTRICTIONS................................... 18
16.  COMPLIANCE WITH LAWS....................................... 18
17.  INDEPENDENT PARTIES; SEVERAL OBLIGATIONS................... 19
18.  FORCE MAJEURE.............................................. 19
19.  NOTICES.................................................... 20
20.  ASSIGNMENT................................................. 20
21.  WAIVER, AMENDMENT, MODIFICATION............................ 21
22.  SEVERABILITY............................................... 21
23.  INTERPRETATION............................................. 21
24.  GOVERNING LAW.............................................. 21
25.  ENTIRE AGREEMENT........................................... 21

                      INTERNATIONAL DISTRIBUTOR AGREEMENT


     This Agreement is made as of March 4, 1996, between Sterling Commerce International, Inc., a Delaware corporation ("SCII") and wholly owned subsidiary of Sterling Commerce, Inc. ("SCI"), and Sterling Software International, Inc., a Delaware corporation ("Distributor") and wholly owned subsidiary of Sterling Software, Inc. ("SSW").


WHEREAS, SCI (as successor by merger to Sterling Software (North America), Inc.) and Sterling Commerce (Mid America), Inc., a wholly owned subsidiary of SCI (collectively, the "SCI Companies"), market, license, install, maintain and support certain computer software products, including the Products (as defined below);

WHEREAS, the SCI Companies have granted to SCII the exclusive right to market, sublicense, install, maintain and support the Products within the Territory (as defined below), either directly or through arrangements with third parties such as those contemplated by this Agreement;

WHEREAS, Distributor desires to market, sublicense, install, maintain and support the Products within the Territory, either directly or through affiliated and unaffiliated third parties or both, on the terms and subject to the conditions specified below;

WHEREAS, SCII is willing to grant Distributor the exclusive right to market, sublicense, install, maintain and support the Products in the Territory, either directly or through affiliated and unaffiliated third parties or both, on the terms and subject to the conditions specified below;

NOW, THEREFORE, the parties hereto agree as follows:


1.   APPOINTMENT

     a.   General.  SCII hereby grants to Distributor, and Distributor hereby
          -------
accepts from SCII, the exclusive right to market, sublicense, install, maintain and support the Products within the Territory, either directly or through such wholly owned subsidiaries of SSW (collectively, "SSW Subdistributors") and unaffiliated third parties (collectively, "Third-Party Subdistributors" and, together with SSW Subdistributors, "Subdistributors") as may be appointed by Distributor in accordance with this Section 1(a) or both. Distributor shall not appoint or otherwise authorize any person or entity to market, sublicense, install, maintain or support any of the Products, and no such purported appointment or authorization shall be effective, unless (i) such person or entity shall have agreed pursuant to a written instrument in form and substance reasonably satisfactory to SCII to be bound by the provisions of this Agreement that by their terms are applicable to Subdistributors as though such person or entity were a party hereto and such provisions were enforceable against such person or entity in accordance with their terms and (ii) in the case of any person or entity that is not a wholly owned subsidiary of SSW, SCII shall have consented thereto in writing (such consent not to be unreasonably withheld). Without the prior written consent of SCII, no such appointment or authorization shall extend beyond the term of this Agreement. No Subdistributor shall appoint or otherwise authorize any person or entity to market, sublicense, install, maintain or support any of the Products.

     b.   Products.  "Products" means (i) the machine-readable object code
          --------
version of the software described in Exhibit A that SCII makes available to Distributor, whether embedded on disc, tape, chip or other media, for use on the computer platform(s) specified in Exhibit A (the "Software"), (ii) the published user manuals and documentation that SCII makes generally available for the Software (the "Documentation"), (iii) the updates or revisions of the Software or Documentation that SCII may release from time to time (the "Updates"), and
(iv) all copies of the Software, Documentation or Updates. SCII may add new Products to or delete existing Products from Exhibit A, subject to any written and binding commitment outside of this Agreement that SCII may hereafter make to Distributor.

     c.   Territory.  "Territory" means everywhere in the world except the
          ---------
United States of America, its territories and Canada. Neither Distributor nor any Subdistributor shall promote or solicit orders for the Products or related services outside of the Territory. Distributor and each Subdistributor shall immediately notify SCII if Distributor or such Subdistributor receives an inquiry or order (i) from any customer located outside of the Territory for Products to be installed inside of the Territory, (ii) from any customer located inside of the Territory for Products to be installed outside of the Territory, or (iii) from any customer that uses or intends to use the Products both inside and outside of the Territory. All such orders shall be processed in accordance with the transborder rules set forth in Exhibit B (the "Transborder Rules"). Distributor and each Subdistributor will also immediately notify SCII if Distributor or such Subdistributor receives an inquiry or order from any customer located outside of the Territory for Products to be installed outside of the Territory.

2.   DISTRIBUTOR'S OBLIGATIONS
     -------------------------

     a.   General.  Distributor and each Subdistributor will (i) promote,
          -------
solicit and obtain orders for the Products, (ii) perform its installation, maintenance and support services in a timely and professional manner, and (iii) develop the goodwill and reputation of SCII, using in each case no lesser degree of effort and diligence (including without limitation commitment to comparable quotas) than that which it uses in the normal and ordinary course in performing such functions in respect of the products and services of (A) in the case of Distributor, each SSW Subdistributor and each Third-Party Distributor distributing products and services of subsidiaries of SSW (other than SCI and its subsidiaries), such subsidiaries of SSW and (B) in the case of each Third-Party Subdistributor not distributing products and services of subsidiaries of SSW (other than SCI and its subsidiaries), its most significant and valued suppliers of software products and services (including without limitation commitment to comparable quotes) or, if it offers no other third party's products or services, such effort and diligence as shall be agreed to by SCII. Distributor and each Subdistributor represents that it possesses the experience, skills and resources required to carry out the foregoing functions. Distributor and each Subdistributor acknowledges and agrees that all goodwill created or otherwise associated with its performance of or pursuant to this Agreement shall accrue directly to the benefit of SCII.

     b.   Facilities and Staff.  Distributor and each Subdistributor represents
          --------------------
that it has and will possess and maintain facilities and staff sufficiently trained to market, sublicense and service the Products effectively during the term of this Agreement. Distributor and each Subdistributor also agrees to send such staff to participate in training programs and in the distributor meetings which SCII may hold from time to time. All persons that Distributor or any Subdistributor uses to market, sublicense and service the Products will be employees of either Distributor or a Subdistributor unless otherwise consented to in writing by SCII.

     c.   Business Plan.  Upon entering into this Agreement and at least 90 days
          -------------
before September 30 of each year during the term hereof, Distributor and each Subdistributor shall submit to SCII a business plan (the "Business Plan") setting forth in detail Distributor's or such Subdistributor's annual Business Plan for the current fiscal year (in the case of the initial Business Plan) or next succeeding fiscal year (in the case of each subsequent Business Plan) for Product sublicensing, including without limitation projected revenues and expenses, marketing and other efforts planned and personnel to be assigned throughout that year in support of Distributor's or such Subdistributor's obligations under this Agreement. The Business Plan shall include the information set out in Exhibit C hereto, and shall be updated by Distributor or such Subdistributor promptly following the conclusion of each calendar quarter (with each such update to be promptly provided to SCII).

     d.   Promotional Literature.  Distributor and each Subdistributor will use
          ----------------------
the brochures and other promotional literature describing the Products in the English language that SCII may provide to Distributor (the "Promotional Literature"). Subject to Section 11, Distributor and each Subdistributor may translate the Promotional Literature into the language(s) spoken within the Territory and reproduce such translations for distribution within the Territory, if applicable. SCII will own any such translation. Distributor and each Subdistributor will affix SCII's copyright notice to all such translations and reproductions thereof. Distributor or the applicable Subdistributor will bear all translation and reproduction costs.

     e.   Product Use Contract.  Distributor and each Subdistributor will
          --------------------
promote, solicit, sublicense and obtain orders for the object code version of the Products and the maintenance thereof using the Agreement attached as Exhibit D (the "Product Use Contract") in accordance with the licensing procedures detailed under Section 5 below. SCII may modify or replace the Product Use Contract at any time, in whole or in part, subject to any written and binding commitment that SCII may hereafter make outside of this Agreement to Distributor or that Distributor or any Subdistributor has made to a customer with the prior written consent of SCII. Distributor and each Subdistributor may, at its own expense, translate the Product Use Contract into the languages spoken within the Territory. If Distributor or any Subdistributor translates the Product Use Contract, Distributor or such Subdistributor will deliver the proposed translation to SCII for approval prior to use. Neither Distributor nor any Subdistributor will modify or amend the terms and conditions of the Product Use Contract without SCII's prior written approval on a case-by-case basis. A list of the person or persons to whom Distributor or any Subdistributor should direct any such request for approval in respect of a Product Use Contract relating to any particular Product is attached as Exhibit E. Distributor and each Subdistributor will include all installation details of the Products in the Product Use Contract. Distributor and each Subdistributor will execute three copies of the Product Use Contract with the customer and will forward to SCII one of these copies as more specifically set out in Section 5(b).

     f.   Support Services.  Distributor and each Subdistributor will offer
          ----------------
installation and support services to all customers of the Products within the Territory under then current maintenance agreements. Distributor and each Subdistributor will have sole responsibility for providing "First Level" technical assistance and support to customers, and Distributor and each Subdistributor agree to provide promptly to each customer all Product fixes, bypasses and releases provided to Distributor by SCII from time to time. Distributor and each Subdistributor will comply with SCII's guidelines regarding use of SCII's automated support system(s).

     g.   Prices.  The list prices for the Products and related installation,
          ------
maintenance and support and professional services within the Territory (the "List Prices"), together with the minimum prices at which the Products and related installation, maintenance and support and professional services may be sold or provided within the Territory (the "Minimum Prices") are specified in Exhibit A. Distributor or any Subdistributor may increase the prices for the Products and related installation, maintenance, support and professional services on a case-by-case basis, but may not sell any Product or any such related service at a price less than the applicable Minimum Price without SCII's prior written consent; provided, however, that if the foregoing restriction on selling prices shall be unlawful in any jurisdiction within the Territory it shall not apply to any transaction subject to the laws of such jurisdiction and, in lieu thereof, the amount of the royalty payable in respect of such transaction pursuant to Sections 6(a), 6(b) or 6(c) hereof shall be increased, if necessary, so that it shall be at least equal to the royalty that would have been payable had the foregoing restriction on selling prices applied to such transaction and been complied with. If Distributor or any Subdistributor determines that the prices for a Product or Products may be uniformly increased within the Territory it will notify SCII of such proposed increase. Distributor and each Subdistributor will be responsible for the collection of payments for the Products from its customers.

     h.   Records and Inspections.  Distributor and each Subdistributor will
          -----------------------
maintain accurate records of its marketing and service activities under this Agreement, including (i) a current list of customers of the Products and (ii) copies of all Product Use Contracts executed with customers. Distributor and each Subdistributor will survey the customers under such Product Use Contracts at reasonably regular intervals (at least once a year) to ensure the correct use and installation of the Product(s) licensed thereunder.

     i.   Reports.  Distributor and each Subdistributor will provide SCII with a
          -------
Monthly Billing Report including the information set forth in Exhibit F hereto and as set forth in more detail in SCII's Monthly Billing Procedures and Guidelines as amended from time to time and notified to Distributor. At the beginning of July of each year, Distributor and each Subdistributor will provide SCII with details of Maintenance/Renewal Fees forecasting for the period from October 1st of that year to the following September 30th. Details of all of SCII's reporting requirements are contained in the Distributor Handbook and such updates thereto as may be issued to Distributor by SCII from time to time. Distributor and each Subdistributor will provide such further reports that SCII may reasonably request, such as (i) a description of

Distributor's or such Subdistributor's facilities and staff and (ii) a summary of the activities of competitors within the Territory.

     j.   Surveys.  At the reasonable request of SCII, Distributor and each
          -------
Subdistributor will assist SCII in any business related survey which it may
conduct from time to time in relation to the Territory.   Distributor and each
Subdistributor hereby acknowledges that SCII is entitled to contact customers in connection with such surveys.

     k.   Enforcement.  Distributor and each Subdistributor will effectively
          -----------
enforce against all of its customers the provisions of the Product Use Contract that affect SCII's proprietary or confidentiality rights in the Products. If Distributor or any Subdistributor learns that any customer has breached any such provision, Distributor or such Subdistributor will immediately notify SCII and take, at Distributor's or such Subdistributor's expense, all reasonable steps that may be available to enforce the Product Use Contract, including availing itself of actions for seizure or injunctive relief. If Distributor or any Subdistributor fails to take these steps in a timely and adequate manner, SCII may take them in its own or Distributor's or such Subdistributor's name and at Distributor's or such Subdistributor's expense.

3.   SCII'S OBLIGATIONS
     ------------------

     a.   Demonstration Products.  SCII will provide Distributor and each
          ----------------------
Subdistributor, at no charge, with a sufficient number of demonstration copies and/or trial tapes of the Products as SCII deems appropriate for Distributor or such Subdistributor to market the Products within the Territory (the "Demonstration Products"). Subject to Sections 10 and 11 of this Agreement, SCII grants Distributor and each Subdistributor a non-exclusive and non-transferable license to use the Demonstration Products on the designated hardware system specified in Exhibit A exclusively to conduct customer demonstrations, training and technical support. Neither Distributor nor any Subdistributor will sublicense, assign or otherwise transfer the Demonstration Products to any person without SCII's prior written approval.

     b.   Marketing Materials.  SCII will provide Distributor and each
          -------------------
Subdistributor, at no charge, with the initial quantity of marketing materials that SCII deems appropriate for Distributor or such Subdistributor to promote and solicit orders for the Products within the Territory. At Distributor's or such Subdistributor's reasonable request, SCII will provide Distributor or such Subdistributor with additional quantities of such marketing materials, subject to availability.

     c.   Technical Materials.  SCII will periodically provide Distributor and
          -------------------
each Subdistributor, at no charge, with the data, diagrams and other technical materials that SCII deems appropriate for Distributor or such Subdistributor to install and support the Products within the Territory. SCII may limit the number of copies of such technical materials that Distributor or such Subdistributor will be authorized to make, if any. Distributor or such Subdistributor will (i) consecutively number each such copy, (ii) maintain a current logbook that records the number of copies that have been made, and (iii) reproduce all confidentiality and proprietary notices on each copy.

     d.   Basic Training.  SCII will provide Distributor and each Subdistributor
          --------------
with basic training to market and service the Products within the Territory. Unless otherwise agreed by SCII on a case-by-case basis, the training will be offered during SCII's regularly scheduled training sessions at such facility as SCII may designate. Distributor or such Subdistributor will bear all travel and out-of-pocket expenses that its trainees may incur in attending these sessions. If more than basic training becomes necessary as agreed to by SCII and Distributor, SCII may charge Distributor or such Subdistributor for such additional training at SCII's then-current standard rates.

     e.   Remote/Second-Level Support.  For customers then currently entitled to
          ---------------------------
maintenance in accordance with the terms and conditions of the Product Use Contract, SCII will provide Distributor and each Subdistributor, at no charge, with "Second-Level Support," including access to SCII's technicians for advice, consultation and assistance to diagnose and resolve the problems that such customers may encounter in using the Products ("Second-Level Support"). All such Second-Level Support will be offered during regular business hours from such facility as SCII may designate. SCII may provide such Second-Level Support by (i) telephone or other forms of communication or (ii) visits by SCII's personnel to a Distributor or Subdistributor facility or a customer facility, at SCII's expense, as SCII deems appropriate. SCII will pay all telephone, travel and other out-of-pocket expenses that Distributor or such Subdistributor may incur in connection with such Second-Level Support.

     f.   On-Site Visits.  SCII may periodically send to Distributor's or any
          --------------
Subdistributor's facilities, at no charge, certain of SCII's marketing and service personnel to advise, consult and assist Distributor or such Subdistributor in marketing and servicing the Products. SCII and Distributor or such Subdistributor will schedule such on-site visits for mutually acceptable times, subject to availability of appropriate SCII personnel. SCII will pay the travel and out-of-pocket expenses that its personnel may incur in connection with regularly scheduled on-site visits. At Distributor's or such Subdistributor's request, SCII may provide unscheduled on-site support to Distributor or such Subdistributor. On a case-by-case basis, SCII and Distributor or such Subdistributor shall determine which party shall be responsible for payment of all travel and out-of-pocket expenses that SCII's personnel may incur in connection with such unscheduled on-site visits.

     g.   Updates.  SCII may periodically provide Distributor and each
          -------
Subdistributor with updates for the Products that are installed within the Territory. Unless otherwise agreed on a case-by-case basis, Distributor and each Subdistributor will import the updates only as required for distribution to customers that have contracted for maintenance of the Products in accordance with the terms and conditions of the Product Use Contract. This Section will not be interpreted to require SCII to (i) develop and release updates or (ii) customize the updates to satisfy the particular requirements of customers within the Territory. The updates will not include any new Software that SCII decides, in its sole discretion, to make generally available as a separately-priced upgrade or option. SCII may add such upgrades or options to this Agreement as new Products in accordance with Section 1(b).

4.   ORDERS AND DELIVERY
     -------------------

     a.   Placement.  Distributor and each Subdistributor will place orders for
          ---------
the Products directly with SCII through such automated product ordering system as may be designated by SCII from time to time, unless otherwise agreed on a case-by-case basis. All orders will be substantially in the form set out in Exhibit G hereto, as may be changed by SCII from time to time. Each order will specify (i) the identity and location of the customer, (ii) the type and quantity of Products ordered, (iii) the requested shipment date(s), (iv) the configuration of the proposed installation, if applicable, and (v) the number of concurrent users authorized to use the Products.

     b.   Acceptance.  SCII may accept or reject at its discretion any non-
          ----------
standard order or non-standard Product Use Contract modified without the prior consent of SCII, subject to any written and binding commitment that SCII may hereafter make to Distributor outside of this Agreement. SCII reserves the right to reject any such order. SCII will use its reasonable efforts to respond to each order within 15 days after its receipt thereof. Any order that SCII accepts will be subject to the terms and conditions of this Agreement, unless otherwise agreed on a case-by-case basis.

     c.   Shipment.  SCII will ship the Products from its distribution centers
          --------
in the United States of America, subject to delays beyond SCII's control. SCII will select the method of shipment to Distributor or any Subdistributor and will obtain all licenses required to export the Products from the country of origin. Distributor or such Subdistributor will (i) obtain all licenses required to import the Products into the Territory, (ii) clear the Products through local customs promptly upon their arrival at the Territory, and (iii) pay all customs duties and other charges assessed on such importations in the Territory, if applicable.

     d.   Delivery.  SCII will deliver the Products to Distributor or the
          --------
applicable Subdistributor upon arrival at the port of entry in the Territory (EX SHIP or equivalent term). Risk of loss will pass to Distributor or the applicable Subdistributor upon delivery.

     e.   Inspection.  Distributor or the applicable Subdistributor will inspect
          ----------
the Products upon arrival in the Territory and will immediately notify SCII of any breakage, tampering, shortage or other discrepancy between the Products and shipping documents. Distributor or the applicable Subdistributor will retain any broken or tampered Products in their original packaging for inspection by SCII or the insurer. SCII shall not be responsible for any insurable claim not reported to SCII within 15 days after arrival.

     f.   Costs.  SCII  will bear the costs of shipping the Product to
          -----
Distributor or the applicable Subdistributor.


5.   LICENSING PROCEDURES.
     --------------------

     a.   Form of Agreement.  Distributor and each Subdistributor shall
          -----------------
sublicense the Products only under the form of Product Use Contract as set out in Section 2(e) above. In the event that the applicable law in the Territory may render any provision of the Product Use Contract invalid or unenforceable, Distributor or such Subdistributor shall promptly so notify SCII and shall cooperate fully in taking such actions to modify the provisions of the Product Use Contract as SCII may direct.

     b.   Delivery.  Distributor and each Subdistributor shall attach a copy of
          --------
the signature page, pricing and installation details of each Product Use Contract executed with a customer to its Monthly Report to SCII together with any agreed changes to the Product Use Contract and, where appropriate, an English translation of such changes. Distributor and each Subdistributor shall deliver to SCII a complete original copy of each Product Use Contract to the address indicated by SCII no later than four weeks after the execution thereof.

     c.   Product Use.  Neither Distributor nor any Subdistributor shall make
          -----------
any Product available to a customer for installation, use, duplication or any other purpose unless such customer shall have executed a Product Use Contract, in the form supplied by or previously agreed to by SCII such as, where appropriate, an evaluation agreement.

     d.   Enforcement of Product Use Contracts.  Distributor and each
          ------------------------------------
Subdistributor shall use all commercially reasonable efforts to enforce each Product Use Contract to the full extent of applicable law and to safeguard all of SCII's rights (proprietary or otherwise) and interests in the Products.

6.   PAYMENTS TO SCII
     ----------------

     a.   Product Use Charges.  For each Product that Distributor or any
          -------------------
Subdistributor licenses to a customer, Distributor will pay SCII a royalty equal to (i) in all cases involving Products marketed directly by Distributor or through an SSW Subdistributor, unless otherwise agreed to by SCII on a case-by-case basis, the greater of (A) fifty percent (50%) of the Minimum Price for the Product and (B) fifty percent (50%) of the actual amount invoiced to the customer for the Product, and (ii) in all cases involving Products marketed through a Third-Party Subdistributor, unless otherwise agreed to by SCII on a case-by-case basis, fifty percent (50%) of the amount payable by such Third-Party Subdistributor to Distributor in respect of such sublicense.

     b.   Upgrade Fees.  If, after having executed a Product Use Contract,
          ------------
Distributor or any Subdistributor authorizes a customer to increase their CPU Group size or, under a network or other multi-user license, to increase the number of concurrent users of the Product(s), Distributor will pay SCII a royalty equal to (i) in all cases involving Products marketed directly by Distributor or through an SSW Subdistributor, unless otherwise agreed to by SCII on a case-by-case basis, the greater of (A) fifty percent (50%) of the Minimum Price for such increased use capacity (the "Upgrade") and (B) fifty percent (50%) of the actual amount invoiced to the customer for the Upgrade, and (ii) in all cases involving Products marketed through a Third-Party Subdistributor, unless otherwise agreed to by SCII on a case-by-case basis, fifty percent (50%) of the amount payable by such Third-Party Subdistributor to Distributor in respect of such Upgrade.

     c.   Renewal/Maintenance Fees.  Distributor will pay SCII a royalty equal
          ------------------------
to (i) in all cases involving Products marketed directly by Distributor or through an SSW Subdistributor, unless otherwise agreed to by SCII on a case-by-case basis, the greater of (A) fifty percent (50%) of the Minimum Price for Renewal/Maintenance Fees and (B) fifty percent (50%) of the actual amount invoiced to the customer for the Renewal/Maintenance, and (ii) in all cases involving Products marketed through a Third-Party Subdistributor, unless otherwise agreed to by SCII on a case-by-case basis, fifty percent (50%) of the amount payable by such Third-Party Subdistributor to Distributor in respect of such Renewal/Maintenance Fees.

     d.   Currency and Place.  Distributor will pay all amounts due to SCII
          ------------------
pursuant to this Agreement in the currency in which the related amounts due to Distributor from the applicable Subdistributor or customer are payable or in such other currency to which the parties may agree on a case-by-case basis, at SCII's bank account in the United States, or such other place that SCII may designate. Any late payment will accrue interest at the lesser of (i) the LIBOR rate quoted on the date that the payment became past due, plus 5%, or (ii) the maximum interest allowable under the laws of the State of Ohio. Distributor will pay any late payment charge upon remitting the principal amount to SCII.

     e.   Method and Time.  Unless otherwise agreed on a case-by-case basis,
          ---------------
Distributor will make payment of all amounts due to SCII pursuant to this Agreement either (i) by certified or cashier's check or wire transfer or (ii) by irrevocable letter of credit against shipment of the Products as SCII deems appropriate. All payments by Distributor by certified or cashier's check or wire transfer shall be made to SCII (i) in the case of all royalties payable pursuant to Sections 6(a), 6(b) or 6(c), within 30 days after the end of the calendar month in which Distributor or any Subdistributor recognizes the revenue for the applicable Product license, Upgrade or Renewal/Maintenance Fees, as the case may be, in accordance with SCI's Revenue Recognition Policy attached hereto as Exhibit H and (ii) in all other cases, within 30 days of receipt of the corresponding invoice from SCII. If Distributor fails to make payment within such period, SCII may, at its sole election and option, require that customers remit payment directly to SCII and any amount due to Distributor as the net amount less fifty percent (50%) will be paid to Distributor. The foregoing does not negate SCII's rights under Section 12 of this Agreement. Distributor will bear all banking and similar charges incurred in connection with any of these payments. All letters of credit must (i) be issued on terms acceptable to SCII,
(ii) be confirmed at least 15 days before the initial scheduled shipment date by the bank that SCII may designate, and (iii) be payable at such bank by sight draft to SCII's order.

     f.   Certain Adjustments.  In the event that, after using all commercially
          -------------------
reasonable efforts to collect such revenue, Distributor is unable to collect any portion of the revenue recognized by Distributor which formed the basis (or which, but for the fact that the applicable Minimum Price exceeded the applicable amount invoiced, would have formed the basis) for any payment pursuant to Sections 6(a), 6(b) or 6(c) and a reversal of recorded revenue results, an amount equal to such reversal of revenue shall be offset against the next succeeding payment due to SCII. The royalties payable pursuant to Sections 6(a), 6(b) and 6(c) shall in all events be subject to the proviso to the second sentence of Section 2(g).

     g.   Taxes.  All amounts payable by Distributor to SCII under this
          -----
Agreement are exclusive of any tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, possession or use of the Products, the execution or performance of this Agreement or otherwise, except for withholding taxes with respect to the payment of royalties to SCII pursuant to Sections 6(a), 6(b) or 6(c). If, under the laws of any jurisdiction within the Territory, Distributor is required to withhold any tax on the payment of such amounts, then such payments shall be net of any such withholding taxes. Distributor will promptly furnish SCII with the official receipt of payment of any such withholding taxes to the appropriate taxing authority.

     h.   Payment Audit.  SCII may periodically carry out an audit of the
          -------------
payments made by Distributor to SCII pursuant to this Agreement. Distributor and each Subdistributor will reasonably cooperate with SCII in such an exercise and provide SCII with reasonable access to its books and records. SCII shall make all reasonable efforts not to disrupt Distributor's or such Subdistributor's normal business activities and for the audit to be carried out in a professional manner. Any sums found to be due to SCII shall immediately be paid by Distributor. SCII shall bear the cost of the audit, except that, where a discrepancy of more than 5% is found between monies paid and sums due to SCII, Distributor shall bear the cost of the audit.

     i.   Distributor's Sole Consideration.  Distributor acknowledges that its
          --------------------------------
sole and exclusive consideration for performing this Agreement shall consist of the difference between the charges payable by customers to Distributor pursuant to Product Use Contracts and the payments from Distributor to SCII pursuant to Sections 6(a), 6(b) and 6(c).

     j.   Revenue Recognition Policy.  Distributor acknowledges that SCI's
          --------------------------
Revenue Recognition Policy applies to all revenue generated by Distributor under this Agreement or by Subdistributors with respect to the Products and related services. Such Revenue Recognition Policy is attached hereto as Exhibit H.

7.   LIMITED WARRANTIES
     ------------------

     a.   Warranty.  SCII warrants that the Products will (i) conform to SCII's
          --------
published product specifications in effect on the date of delivery and (ii) perform substantially as described in the accompanying documentation after delivery for the applicable warranty period specified in Exhibit A. Distributor and each Subdistributor acknowledges that (i) the Products may not satisfy all the customer's requirements and (ii) the use of the Products may not be uninterrupted or error-free. Distributor and each Subdistributor further acknowledges that (i) the prices and other charges contemplated under this Agreement are based on the limited warranty, disclaimer and limitation of liability specified in this Section 7 and Sections 8 and 9 and (ii) such charges would be substantially higher if any of these provisions were unenforceable.

     b.   Remedies.  In case of breach of warranty or any other duty related to
          --------
the quality of the Products, SCII will, at its option, correct or replace the defective Product. If SCII determines that a defective Product cannot be corrected or replaced within a reasonable period of time, Distributor may return the Product to SCII in exchange for a refund of (i) the royalties that Distributor actually paid to SCII in respect of the Product (including any Upgrade with respect thereto), less depreciation on the value represented by such royalties based on a 3-year straight-line depreciation schedule, and (ii) a pro rata share of the royalties in respect of the renewal/maintenance fees that Distributor actually paid to SCII for the renewal/maintenance period in which such Product was not usable.

     c.   Limitation.  The warranties and remedies specified in this Section
          ----------
will not apply if the Product malfunctions are due to extrinsic causes, such as
(i) natural disasters, including fire, smoke, water, earthquakes or lightning,
(ii) electrical power fluctuations or failures, (iii) the neglect or misuse of the Product or other failure to comply with the instructions set forth in the Documentation, (iv) a correction or modification of the Product not provided by SCII , (v) the failure to promptly install any Product update provided to Distributor by SCII, (vi) a malfunction of the customer's hardware equipment, or
(vii) the combination of the Product with other software not provided by SCII.

     d.   Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION AND SECTION
          ----------
8, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY SCII OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

8.   INDEMNITY
     ---------

     a.   Indemnification by SCII.  SCII shall, on the terms and subject to the
          -----------------------
exclusions and limitations set forth in Sections 8 and 9, indemnify, defend and hold harmless Distributor and each Subdistributor and its respective directors, officers, employees, agents and representatives from and against any and all losses, claims, damages, liabilities, demands, suits and actions, including all reasonable attorneys' fees and disbursements and other costs and expenses incurred in connection therewith (collectively, "Indemnifiable Losses"), relating to, resulting from or arising out of any actual or alleged infringement by a Product of any patent or copyright within the Territory; provided, however, that SCII, at its option and expense, may, in lieu of so indemnifying, defending or holding harmless Distributor, any Subdistributor or any other person, (i) procure on behalf of Distributor or the applicable Subdistributor the right to continue using the Product, (ii) replace or modify the Product to eliminate the alleged infringement while providing functionally equivalent performance, or
(iii) take back the Product in exchange for a refund of the royalties that Distributor actually paid to SCII in respect of the Product (including any Upgrade with respect thereto), less depreciation on the value represented by such royalties based on a 3-year straight-line depreciation schedule, and a pro rata share of the royalties in respect of the renewal/maintenance fees that Distributor actually paid to SCII for the renewal/maintenance period in which the alleged infringement shall have arisen; and provided further that SCII will have no obligation to indemnify, defend or hold harmless Distributor, any Subdistributor or any other person if the alleged infringement results from (i) a correction or modification of the Product not provided by SCII, (ii) the failure to promptly install any Product update provided to Distributor by SCII, or (iii) the combination of the Product with other software not provided by SCII.

     b.   Indemnification by Distributor.  Distributor and each Subdistributor
          ------------------------------
shall, on the terms and subject to the exclusions and limitations set forth in Sections 8 and 9, indemnify, defend and hold harmless SCII, the SCI Companies and their respective directors, officers, employees, agents and representatives from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (i) any negligent act or omission by, or willful misconduct of, Distributor's or such Subdistributor's employees or agents, (ii) any modification or amendment of prescribed terms of the Product Use Contract to which Distributor or such Subdistributor is a party that shall not have been specifically approved by SCII, (iii) any warranty, condition, representation, indemnity or guarantee made or granted by Distributor or such Subdistributor or provided by law with respect to the Products licensed by Distributor or such Subdistributor in addition to or in lieu of the limited warranties specified in
Section 7(c) of this Agreement, (iv) any omission or inaccuracy in Distributor's or such Subdistributor's advertisements and promotional materials that relate to the Products, (v) any modification of or addition to the Products by Distributor or such Subdistributor not provided or approved by SCII or (vi) Distributor's or such Subdistributor's breach of any provision of this Agreement, including without limitation Distributor's or such Subdistributor's failure to comply with
Section 15 or 16 of this Agreement.

     c.   Notice of Claims.  If any person entitled to indemnification under
          ----------------
this Agreement (an "Indemnitee") receives notice of the assertion of any claim or of the commencement of any action or proceeding by any person that is not a party to this Agreement or a subsidiary of any such party (a "Third Party Claim") against such Indemnitee, the Indemnitee shall promptly provide written notice thereof (including a description of the Third Party Claim and an estimate of any Indemnifiable Losses (which estimate shall not be conclusive as to the final amount of such Indemnifiable Losses) to the party required to provide indemnification under this Agreement (the "Indemnifying Party") within 10 business days after the Indemnitee's receipt of notice of such Third Party Claim. Any delay by the Indemnitee in providing such written notice shall not relieve the Indemnifying Party of any liability for indemnification hereunder except to the extent that the rights of the Indemnifying Party are materially prejudiced by such delay.

     d.   Defense of Claim.  The Indemnifying Party shall have the right to
          ----------------
participate in or, by giving written notice to the Indemnitee, to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel (which shall be reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense. The Indemnifying Party shall not be liable for any legal expenses incurred by the Indemnitee after the Indemnitee has received notice of the Indemnifying Party's intent to assume the defense of a Third Party Claim; provided, however, that if the Indemnifying Party fails to take steps reasonably necessary to diligently pursue the defense of such Third Party Claim within 10 business days of receipt of notice from the Indemnitee that such steps are not being taken, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for the reasonable costs thereof.

     e.   Settlement of Claim.  The Indemnifying Party may settle any Third
          -------------------
Party Claim which it has elected to defend so long as the written consent of the Indemnitee to such settlement is first obtained (which consent shall not be unreasonably withheld). The Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

     f.   Cooperation.  In the event that a Third Party Claim involves a
          -----------
proceeding as to which both SCII and Distributor may be Indemnifying Parties, the parties hereto agree to cooperate in good faith in a joint defense of such Third Party Claim.

9.   NO CONSEQUENTIAL DAMAGES
     ------------------------

     EXCEPT AS PROVIDED IN THE LAST SENTENCE OF THIS SECTION 9, UNDER NO CIRCUMSTANCES WILL SCII, DISTRIBUTOR OR ANY SUBDISTRIBUTOR BE LIABLE (UNDER
SECTION 8 OF THIS AGREEMENT OR OTHERWISE), FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, INCLUDING WITHOUT LIMITATION SUCH DAMAGES OR PROFITS BASED ON CLAIMS OF DISTRIBUTOR, ANY SUBDISTRIBUTOR OR ANY CUSTOMER THEREOF ARISING OUT OF ANY BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE (EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY) IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS AND OTHER MATTERS CONTEMPLATED HEREBY OR OTHERWISE. IN NO EVENT WILL THE AGGREGATE LIABILITY THAT EACH OF SCII, DISTRIBUTOR OR ANY SUBDISTRIBUTOR MAY INCUR FOR DAMAGES (EXCLUSIVE OF ALL ROYALTIES OR SIMILAR PAYMENTS PROVIDED FOR HEREIN AND ACTUAL DAMAGES IN RESPECT THEREOF) IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS AND OTHER MATTERS CONTEMPLATED HEREBY (UNDER SECTION 8 OF THIS AGREEMENT OR OTHERWISE) EXCEED THE TOTAL AMOUNT OF REVENUE DERIVED BY SUCH PARTY FROM THIS AGREEMENT OR THE TRANSACTIONS OR OTHER MATTERS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS
SECTION 9 SHALL NOT APPLY TO ANY BREACH BY DISTRIBUTOR OR ANY SUBDISTRIBUTOR OF ANY OF THE PROVISIONS OF SECTION 10 OF THIS AGREEMENT.

10.  INFORMATION
     -----------

     a.   Confidentiality.  Distributor and each Subdistributor acknowledge that
          ---------------
the Products incorporate confidential and proprietary information developed or acquired by or licensed to SCII (the "Information"). Distributor and each Subdistributor will take all reasonable precautions necessary to safeguard the confidentiality of the Information, including without limitation (i) those taken by Distributor or such Subdistributor to protect its own confidential information and (ii) those which SCII may reasonably request from time to time. Neither

Distributor nor any Subdistributor will allow the removal or defacement of any confidentiality or proprietary notice placed on the Products or other items of information. The placement of copyright notices on these items will not constitute publication or otherwise impair their confidential nature.

     b.   Ownership.  All patents, copyrights, trademarks, circuit layouts,
          ---------
trade secrets and other proprietary rights in or related to the Products are and will remain the exclusive property of SCII or its licensors, whether or not specifically recognized or perfected under the laws of the Territory. Neither Distributor nor any Subdistributor will take any action that jeopardizes SCII's or its licensors' proprietary rights or acquire any right in the Products or Information, except the limited use rights specified in Section 10(c). SCII or its licensor will own all rights in any copy, translation, modification, adaptation or derivation of the Products or other items of Information, including any improvement or development thereof. Distributor and each Subdistributor will obtain, at SCII's request, the execution of any instrument that may be appropriate to assign these rights to SCII or its licensor or to perfect these rights in SCII's or its licensor's name.

     c.   Use.  Distributor and each Subdistributor will use the Products and
          ---
other items of Information exclusively to perform its marketing and service activities pursuant to this Agreement. Except as specifically contemplated in Sections 2(d), 3(c) and 3(g), neither Distributor nor any Subdistributor will copy the Products or other items of Information without SCII's approval. Distributor and each Subdistributor will reproduce SCII's or its licensors' confidentiality and proprietary notices on all such copies. Neither Distributor nor any Subdistributor will translate, modify, adapt, decompile, disassemble or reverse engineer the Products, except as and to the extent specifically authorized by this Agreement or another written agreement executed between SCII and Distributor or such Subdistributor or required to be permitted by applicable law. Distributor and each Subdistributor will promptly notify SCII if Distributor or such Subdistributor is contemplating the creation of any shell or supplemental software, or acquisition of any third party software products, that will be combined with the Products. At SCII's request, Distributor or such Subdistributor will provide SCII with the specifications, flow charts, source and object code and other documentation for such programs.

     d.   Disclosure.  Neither Distributor nor any Subdistributor will disclose,
          ----------
in whole or in part, the source or object code of the Products or any other item that SCII designates as confidential to any person, except to (i) customers, as and to the extent contemplated under an executed Product Use Contract, and (ii) those of Distributor's or such Subdistributor's directors, officers and employees who require access to perform its obligations under this Agreement. Distributor and each Subdistributor shall take such steps as may be necessary and/or as required by SCII to ensure that customers and Distributor's or such Subdistributor's directors, officers and employees at all times are complying with the confidentiality and use restrictions of this Agreement and/or the applicable Product Use Contracts including, but not limited to the execution by Distributor's or such Subdistributor's directors, officers and employees of a Confidentiality Agreement in the form set out in Exhibit I hereto (as amended by SCII from time to time) or any other agreement which contains terms and conditions substantially the same as those set forth in such Confidentiality Agreement. SCII may request copies of all agreements executed pursuant to this
Section 10(d).

     e.   Unauthorized Use or Disclosure.  Distributor and each Subdistributor
          ------------------------------
acknowledge that any unauthorized use or disclosure of the Products or any other item of information may cause irreparable damage to SCII or its licensors. If an unauthorized use or disclosure occurs, Distributor or such Subdistributor will promptly notify SCII and take, at Distributor's or such Subdistributor's expense, all steps which are necessary to recover the Product or Information and to prevent its subsequent unauthorized use or dissemination, including availing itself of actions for seizure and injunctive relief. If Distributor or such Subdistributor fails to takes these steps in a timely and adequate manner, SCII may take them in its own or Distributor's or such Subdistributor's name and at Distributor's or such Subdistributor's expense.

     f.   Limitation.  Neither Distributor nor any Subdistributor will have any
          ----------
confidentiality obligation with respect to any portion of the Information that
(i) Distributor or such Subdistributor independently knew or developed before receiving the Products or Information from SCII, or (ii) Distributor or such Subdistributor lawfully obtained from a third party under no obligation of confidentiality. Under these circumstances Distributor or such Subdistributor will notify SCII at least 30 days before disclosing such portion of the Information to any other person.

11.  MARKS
     -----

     a.   Ownership.  All trademarks, service marks, trade names, logos or other
          ---------
words or symbols identifying the Products or SCII's business (the "Marks") are and will remain the exclusive property of SCII or its licensors, whether or not specifically recognized or perfected under the laws of the Territory. Neither Distributor nor any Subdistributor will take any action that jeopardizes SCII's or its licensors, proprietary rights or acquire any right in the Marks, except the limited use rights specified in Section 11(b). Neither Distributor nor any Subdistributor will register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which constitute translations thereof into the language(s) spoken within the Territory. Upon SCII's request and at its expense, Distributor and each Subdistributor will execute the instruments that may be appropriate to register, maintain or renew the registration of the marks in SCII's or its licensor's name within the Territory.

     b.   Use.  Distributor and each Subdistributor will use the Marks
          ---
exclusively to advertise and promote the Products within the Territory. All advertisement and promotional materials will (i) clearly identify SCII or its licensors as the owner of the Marks, (ii) conform to SCII's then-current trademark and logo guidelines, and (iii) otherwise comply with any local notice or marking requirement contemplated under the laws of the Territory. Before publishing or disseminating any advertisement or promotional materials bearing a Mark, Distributor and each Subdistributor will deliver a sample of the advertisement or promotional materials to SCII for prior approval. If SCII notifies Distributor or such Subdistributor that the use of the Mark is inappropriate, Distributor or such Subdistributor will not publish or otherwise disseminate the advertisement or promotional materials until they have been modified to SCII's satisfaction.

     c.   Infringement.  Distributor and each Subdistributor will immediately
          ------------
notify SCII if Distributor learns (i) of any potential infringement of the Marks by a third party or (ii) that the use of the Marks within the Territory may infringe the proprietary rights of a third party. SCII will determine the steps to be taken under these circumstances. Distributor and each Subdistributor will
(i) provide to SCII, at SCII's sole cost and expense, such assistance as SCII may reasonably request and (ii) take no steps in such regard without SCII's prior approval.

12.  TERM AND TERMINATION
     --------------------

     a.   Term.  This Agreement will become effective on the date (the
          ----
"Effective Date") on which the closing of the purchase and sale of shares of common stock of SCI pursuant to SCI's initial public offering of such shares first occurs. This Agreement will remain in effect thereafter until the third anniversary of the date thereof unless earlier terminated under Sections 12(b) or 12(c).

     b.   Termination by SCII.  SCII will have just cause to terminate this
          -------------------
Agreement immediately upon notice to Distributor, without judicial or administrative notice or resolution, upon the occurrence of any termination event specified below or elsewhere in this Agreement.


          (1)  Breach.  Distributor fails to pay SCII any amounts due pursuant
               ------
          to Section 6 of this Agreement or breaches any other material obligation under this Agreement and, in any such case, fails to cure such failure or breach to SCII's satisfaction within 30 days after SCII demands its cure.

          (2)  Normal Business.  Distributor or its permitted assignee ceases to
               ---------------
          conduct business in the normal course.

     c.   Termination by Distributor.  Distributor will have just cause to
          --------------------------
terminate this Agreement immediately upon notice to SCII, without judicial or administrative notice or resolution, upon the occurrence of any termination event specified below or elsewhere in this Agreement.

          (1)  Breach.  SCII or any of its employees breaches any material
               ------
          obligation under this Agreement and fails to cure the breach to Distributor's satisfaction within 30 days after Distributor demands its cure.

          (2)  Normal Business.  SCII ceases to conduct its business in the
               ---------------
          normal course, unless SCII has previously assigned its rights and obligations herein pursuant to Section 20 of this Agreement.

     d. Notwithstanding any termination of this Agreement, the rights and obligations of any customers pursuant to a Product Use Contract shall survive the termination of this Agreement and remain in full force and effect.

13.  CONSEQUENCES OF TERMINATION
     ---------------------------

     a.   Termination Obligations.  Upon the expiration or termination of this
          -----------------------
Agreement, all rights granted to Distributor and each Subdistributor hereunder will immediately cease, and Distributor and each Subdistributor, as applicable, will (i) promptly comply with the termination obligations specified below and
(ii) otherwise cooperate with SCII to terminate relations in an orderly manner.

          (1)  Payments.  Distributor will pay SCII all due and outstanding
               --------
          amounts. Any unexpired portion of revenue generated by rental, renewal, maintenance or other Product Use Contracts extending beyond termination shall be assigned to SCII or SCII's nominee.

          (2)  Products.  Distributor and each Subdistributor will purge from
               --------
          its computer systems, storage media and other files and, at SCII's option, destroy or deliver to SCII or its designee all Products within Distributor's or such Subdistributor's possession or control including the Demonstration Products and, if any, all source codes of the Products.

          (3)  Materials.  Distributor and each Subdistributor will, at SCII's
               ---------
          option, destroy or deliver to SCII or its designee all items within Distributor's or such Subdistributor's possession or control that contain any Information or bear a Mark, except as otherwise contemplated under Section 13(b).

          (4)  Product Use Contracts.  Distributor and each Subdistributor will,
               ---------------------
          at SCII's request, assign or effect the assignment of all Product Use Contracts executed with customers to SCII or its designee and will notify such customers of such assignment; provided, however, nothing in this Section shall require SCII to assume any non-standard Product Use Contract.

          (5)  Customer Information.  Distributor and each Subdistributor will
               --------------------
          immediately deliver details of its customer records and billing procedures.

          (6)  Affidavit.  Distributor and each Subdistributor will deliver to
               ---------
          SCII a notarized affidavit which certifies that Distributor or such Subdistributor has complied with all of its termination obligations contemplated under this Agreement.

     b.   Disclaimer.  Upon the expiration of this Agreement or its termination
          ----------
in accordance with Section 12, neither Distributor nor any Subdistributor will be entitled under local law or otherwise to receive any payment from SCII, whether for actual, consequential, indirect or incidental damages, costs or expenses, whether foreseeable or unforeseeable (including, but not limited to, labor claims and loss of profits, investments or goodwill), any right to which Distributor and each Subdistributor hereby waive and disclaim.

     c.   Survival.  The provisions of Sections 7, 8, 9, 10, 11, 12, 13, 14, 15,
          --------
16, 24 and 25 will survive the expiration or termination of this Agreement.

14.  INSPECTION
     ----------

     During the term of this Agreement and for one year after its expiration or termination, SCII or its representatives may, upon prior notice to Distributor or any Subdistributor, inspect the agreements, business records, computer processors, equipment and facilities of Distributor or such Subdistributor during normal working hours to verify Distributor's or such Subdistributor's compliance with this Agreement. While conducting these inspections, SCII and its representatives will be entitled to copy any item that Distributor or such Subdistributor may possess pertaining to this Agreement or Distributor's or such Subdistributor's obligations hereunder.

15.  U.S. EXPORT RESTRICTIONS
     ------------------------

     Distributor and each Subdistributor acknowledge that the Products and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. Distributor and each Subdistributor will (i) comply strictly with all legal requirements under these controls, (ii) cooperate fully with SCII in any official or unofficial audit or inspection that relates to these controls, and (iii) not export, re-export, divert, transfer or disclose, directly or indirectly, any Product or related technical information, document or material or direct products thereof to any country outside of the Territory, unless Distributor or such Subdistributor has obtained the prior written authorization of SCII and the U.S. Commerce Department and any relevant local governmental authority. A list of the current restricted countries is set out in Exhibit J hereto. Upon notice to Distributor and each Subdistributor, SCII may modify this list to conform to changes in the U.S. Export Control Regulations.

16.  COMPLIANCE WITH LAWS
     --------------------

     a.   General.  Notwithstanding anything to the contrary herein contained,
          -------
(i) none of SCII, Distributor or any Subdistributor will take, or will be required to take, any action that would be in contravention of any applicable law and (ii) without limiting the generality of the foregoing, none of SCII, Distributor or any Subdistributor will take, or will be required to take, any action that requires the consent or approval of any governmental authority unless and until such consent or approval is obtained.

     b.   Local Compliance.  Distributor and each Subdistributor will, at its
          ----------------
expense, obtain and maintain the governmental authorizations, registrations and filings that may be required under the laws of any jurisdiction within the Territory to execute or perform this Agreement. Distributor and each Subdistributor will otherwise comply with all laws, regulations and other legal requirements within the Territory that apply to this Agreement, including tax and foreign exchange legislation. Distributor and each Subdistributor will promptly notify SCII of any change in these laws, regulations or other legal requirements that may affect the importation of the Products or Distributor's or such Subdistributor's performance of this Agreement.

     c.   Unlawful Payments.  Neither Distributor nor any Subdistributor will
          -----------------
use any payment or other benefit derived from SCII to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to (i) an employee, officer or other person acting in an official capacity for any government or its instrumentalities or (ii) any political party, party official or candidate for political office.

     d.   Assurances.  Distributor and each Subdistributor will provide SCII
          ----------
with the assurances and official documents that SCII periodically may request to verify Distributor's or such Subdistributor's compliance with this Section.

17.  INDEPENDENT PARTIES; SEVERAL OBLIGATIONS
     ----------------------------------------

     SCII and Distributor and each Subdistributor are independent parties. Nothing in this Agreement will be construed to make Distributor or any Subdistributor an agent, employee, franchisee, joint venturer, partner or legal representative of SCII. Except as otherwise provided in this Agreement, Distributor and each Subdistributor will neither have nor represent itself to have any authority to act on SCII's behalf. Notwithstanding anything to the contrary herein contained, (i) the obligations hereunder of Distributor consist solely of actions to be taken or omitted to be taken by Distributor, (ii) the obligations hereunder of any Subdistributor consist solely of actions to be taken or omitted to be taken by that particular Subdistributor, (iii) no Subdistributor shall have any liability in respect of the nonperformance or breach by Distributor or any other Subdistributor or its obligations hereunder or any provision hereof, (iv) Distributor shall have no liability in respect of the nonperformance or breach by any Subdistributor of its obligations hereunder or any provision hereof, and (v) the obligations hereunder of Distributor and each Subdistributor are in all cases several and not joint.

18.  FORCE MAJEURE
     -------------

     Neither party will be liable for any failure or delay in performing an obligation under this Agreement (excluding payments) that is due to causes beyond its reasonable control, such as natural catastrophes, government acts or omissions, laws or regulations, labor strikes or difficulties, transportation, stoppages or slowdowns or the inability to procure parts or materials. These causes will not excuse Distributor from paying accrued amounts due to SCII through any available lawful means acceptable to SCII. If any of these causes continue to prevent or delay performance for more than 90 days, SCII may terminate this Agreement, effective immediately, upon notice to Distributor.

19.  NOTICES
     -------

     For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or ten business days after having been mailed by registered or certified air mail, return receipt requested, postage prepaid, or five business days after having been sent by an internationally recognized overnight courier service such as Federal Express, UPS, or Purolator.

     If to SCII:

     STERLING COMMERCE INTERNATIONAL, INC.
     4600 Lakehurst Court
     P.O. Box 7160
     Dublin, Ohio  43017-0760

     Attention:  President
     Telephone:  1-614-793-7000
     Telefax:  1-614-793-7221

     If to Distributor:

     STERLING SOFTWARE INTERNATIONAL, INC.
     8080 North Central Expressway, Suite 1100-LB53
     Dallas, Texas 75206
     U.S.A.

     Attention:  President
     Telephone:  1-214-891-8600
     Telefax:  1-214-750-0905

20.  ASSIGNMENT
     ----------

     Except as specifically provided in Section 1(a), Distributor may not assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations to any person or entity, unless such person or entity is an affiliate of Distributor, and any attempt to do so without SCII's written approval will be void. SCII may assign this Agreement or any of its rights or obligations (i) to an affiliate of SCII or (ii) to an unaffiliated third party in connection with a sale, merger or other business combination of or involving SCII or any of its operating divisions. Notwithstanding anything to the contrary herein contained, upon the occurrence of a change in control of SSII without SCII's prior written consent (which shall not be unreasonably withheld), SCII shall have the right to terminate this Agreement immediately upon giving SSII written notice to such effect. For purposes of this Agreement, a change in control of SSII shall be deemed to have occurred if (i) SSW shall cease to own, directly or indirectly, all of the outstanding capital stock of SSII, (ii) any person or group of persons acting in concert shall acquire beneficial ownership of more than 50% of the then-outstanding securities of SSW entitled to vote generally in the election of directors of SSW, or (iii) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of SSW cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by SSW's stockholders, of each Director of SSW first elected during such period was approved by a vote of at least two-thirds of the Directors of SSW then still in office who were Directors of SSW at the beginning of any such period.

21.  WAIVER, AMENDMENT, MODIFICATION
     -------------------------------

     Except as otherwise provided above, any waiver, amendment or other modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought.

22.  SEVERABILITY
     ------------

     If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement, unless SCII deems the unenforceable provision to be essential to this Agreement, in which case SCII may terminate this Agreement, effective immediately, upon notice to Distributor.

23.  INTERPRETATION
     --------------

     The terms that are defined in this Agreement may be used in the singular or the plural, as the context requires. "Days" means calendar days, unless otherwise specified. "Agreement" means this Agreement and all of its Exhibits and any and all amendments thereto. Headings are intended only for reference purposes.

24.  GOVERNING LAW
     -------------

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio, USA, excluding its conflict of law principles. The United Nations Convention on Contracts for the International Sale of Goods shall be excluded from this Agreement and from any transaction between them that may be implemented in connection with this Agreement.

25.  ENTIRE AGREEMENT
     ----------------

     This Agreement and its Exhibits constitute the complete and entire statement of all terms, conditions and representations of the agreement between SCII and Distributor with respect to its subject matter.

     IN WITNESS WHEREOF, SCII and Distributor cause this Agreement to be executed by their duly authorized representatives identified below.


STERLING COMMERCE                             STERLING SOFTWARE
 INTERNATIONAL, INC.                           INTERNATIONAL, INC.


By:  /s/ ALBERT K. HOOVER                     By:  /s/ JEANNETTE P. MEIER
   --------------------------------              ------------------------------
Name:  Albert K. Hoover                       Name:  Jeannette P. Meier
     ------------------------------                ----------------------------
Title:  Vice President                        Title:  Vice President
      -----------------------------                 ---------------------------

                                 EXHIBIT LIST



Exhibit A:    Products, List Prices and Minimum Prices
Exhibit B:    Transborder Rules
Exhibit C:    Business Plan
Exhibit D:    Product Use Contract
Exhibit E:    List of Persons to Contact for Approval of
              Amendments to Product Use Contracts
Exhibit F:    Monthly Report
Exhibit G:    Product Order Form
Exhibit H:    Revenue Recognition Policy
Exhibit I:    Confidentiality Agreement
Exhibit J:    Countries of Restricted Export

                                   EXHIBIT A

                   PRODUCTS, LIST PRICES AND MINIMUM PRICES


     The Products covered by the Agreement shall be the Products SCII makes generally available for third-party distribution, and the list and minimum prices of the Products (including upgrades, renewals and maintenance relating thereto) shall be the list and minimum prices in effect from time to time on the current international price lists of SCII, as amended and provided by SCII from time to time or as otherwise agreed by SCII and Distributor. The warranty period for Products shall be as specified by SCII from time to time for the Products.

                                   EXHIBIT B

                               TRANSBORDER RULES


     1.   General.  Distributor and each Subdistributor acknowledge that the
          -------
global marketing and support of the Products in its various localized versions requires a substantial degree of co-ordination among SCII and its various affiliates and distributors throughout the world. Distributor and each Subdistributor further acknowledge that certain customers will install and use the Products, directly or through related persons, in multiple jurisdictions (the "Multinational Customers"). These Transborder Order Rules are intended to ensure that such Multinational Customers receive the Products and related services in a prompt and effective manner.

     2.   Multinational Customer.  "Multinational Customer" means any potential
          ----------------------
or existing customer, whether domiciled inside or outside of the Territory, that has used or installed, or desires to install and use, the Products, directly or through related persons, inside and outside of the Territory. From time to time, and in any event on a quarterly basis, SCII on the one hand and Distributor and each Subdistributor on the other hand shall provide each other with a list of its Multinational Customer accounts. The absence of a Multinational Customer from any such list shall not affect the other rights or obligations of the parties hereunder.

     3.   Allocation.  Upon receiving a new inquiry or order from any potential
          ----------
or existing Multinational Customer, Distributor or any Subdistributor on the one hand or SCII on the other hand, will promptly notify the other. Such notice will include (i) the name and address of the Multinational Customer; (ii) the location of any existing and proposed installations; (iii) the anticipated number of Products to be ordered; and (iv) the additional information that SCII may periodically request. SCII on the one hand and Distributor or such Subdistributor on the other hand will in good faith determine how to respond to any such inquiry or order to best satisfy the particular Multinational Customer's requirements and how to allocate between SCII on the one hand and Distributor or such Subdistributor on the other hand any consideration received from such customer. Such allocation shall be determined in accordance with the historical practices of SSII and the subsidiaries of SSW, with due weight given to the domicile of such Multinational Customer, the percent of the order inside and outside of the Territory and the respective efforts of the parties and their respective affiliates in obtaining such order.

     4.   Services.  Distributor and each Subdistributor will, at SCII's
          --------
specific written request, provide Multinational Customers of SCII with the installation, training, customization, maintenance and support services that may be required within the Territory. Distributor and each Subdistributor will provide such services, in whole or in part, under a service agreement executed directly with the Multinational Customer or its local related person or as a sub-contractor of SCII or its other distributor, as SCII deems appropriate. Distributor and each Subdistributor will offer direct services at prices and under terms no less favorable than those that Distributor or such Subdistributor offers to its own customers; alternatively, SCII and Distributor or such Subdistributor will establish Distributor's sub-contracting fee by prior agreement.

                                   EXHIBIT C


                                 BUSINESS PLAN


Distributor and each Subdistributor shall submit a Business Plan as set forth in 2(c) which shall include the following:

DISTRIBUTOR PROFILE

     - Staffing plans, including numbers of management, sales and technical personnel who will be dedicated specifically to SCII Products;

     - A profile of Distributor's or such Subdistributor's staff and training plans for sales and technical personnel (including numbers anticipated to attend SCII training);

     - Company financials by business line and profile of all businesses performed by Distributor or such Subdistributor. Future financials both with and without SCII Product representation;

     - 3-year unit and revenue recognition projections for each SCII Product that Distributor or such Subdistributor is proposing to represent.

MARKET SIZE (to the extent reasonably available or obtainable):

     1. Number of IBM and plug-compatible mainframes by operating system (MVS, VM, VSE);

     2. Number of PCs and workstations by operating system (DOS, Windows, OS/2, Mac);

     3.   Number of SNA networks and LAN networks by operating system;

     4. Number of major subsystems in production (IBM CICS, IMS, SMS, VTAM, JES, etc.)

     5. Number of mini-computers by vendor and operating system (AS/400, Tandem, DEC, Stratus, etc.).

Major IS and economic trends within the Territory today and projected over the next 5 years. Projected economic and computer industry growth

Competition:

     1. Names of other software or hardware vendors Distributor or such Subdistributor represents;
     2. Other major distributors within the Territory and the vendors they represent;
     3.   Number of competitive products installed;
     4.   Plans and sales strategies to overcome competition.

Prospects:

     1.   Top prospects listed by industry;
     2. Major computer applications and subsystems used by prospects and why they would buy SCII Products;
     3.   Prospect identification.

Marketing:

     1. Marketing mix used to sell SCII Products, including seminars and advertising;
     2.   Marketing and sales programs;
     3. Communications plan for Distributor's or such Subdistributor's and SCII's company name and Products;
     4.   Plan for use of marketing materials to sell SCII Products;
     5.   Sales tools required to sell SCII Products.

Plan to support Customers of SCII Products

Detailed expectations of support


THE REQUIREMENTS DETAILED ABOVE MAY BE MODIFIED BY SCII FROM TIME TO TIME

                                   EXHIBIT D


                                                  Date:

                                                  Product Use Contract No.

                                                  Customer No.:

PRODUCT USE CONTRACT

This Product Use Contract (hereinafter "Contract") is made by and between

                                      and

Registered Address:                          Registered Address:



(hereinafter "Licensor")                          (hereinafter "Customer")

and shall, as and where applicable, consist of:

i)     the attached PART I - LICENSE AGREEMENT and
ii)    the attached PART II - SCHEDULE(S) and
iii)   the attached PART III - LOCAL PROVISIONS ADDENDUM

and the terms and conditions contained therein.

________________________________________________________________________________

PART I - LICENSE AGREEMENT

WHEREAS Sterling Software International, Inc. (hereinafter "Principal"), whose head office is located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, U.S.A., has received the rights to license certain computer software products from Sterling Commerce International, Inc. ("SCII"); and

WHEREAS, Licensor has the right to license certain of such computer software products to end users; and

WHEREAS, Customer desires to acquire a license to use one or more of such computer software products (including systems programs, available options and documentation);

NOW, THEREFORE, for and in consideration of the covenants and promises specified herein, the parties hereto understand and agree as follows:

1.0  DEFINITIONS

1.1 The term "Schedule" shall mean and refer to any schedule(s), in the form of the Schedule attached hereto, executed by Licensor and Customer and attached to and expressly made a part of this Contract.

1.2 The term "Local Provisions Addendum" shall mean and refer to any document and the contents thereof which may alter, amend, add to or in any other way change the provisions of this Contract, in its entirety or in relation to any specified Schedule(s) and/or the terms of a License Agreement corresponding thereto, in the form of the Local Provisions Addendum attached hereto, executed by Licensor and Customer and attached to and expressly made a part of this Contract.

1.3 The term "Software" shall mean and refer to the proprietary computer software products specified in any Schedule and the manuals, documentation and other materials supplied therewith.

1.4 The term "Computer Installation" shall mean and refer to the designated hardware and software systems at the designated site specified on the Schedule for the Software.

2.0  GRANT AND USE OF SOFTWARE

2.1 In consideration of the payment by Customer of the Product Use Charge(s) as provided for in this Contract and more specifically defined in the Schedule and subject to the terms and conditions set forth in this Contract, Licensor hereby grants to Customer a personal, non-transferable and non-exclusive right to use the Software. The Software may be used only at its designated Computer Installation, specified in the Schedule.

2.2 Customer may use the Software only for its own internal operations in strict accordance with this Contract. Customer is specifically prohibited from (a) permitting any third party to use the Software; (b) using the Software to process data for any third party or in the operation of a service bureau, with or without compensation; or (c) using the Software to provide, with or without compensation, time-sharing, remote job entry,, or other services to any third party. For purposes of this Paragraph 2.2 "third party" shall include, without limitation, subsidiaries or affiliates of Customer.

2.3 Customer may transfer the Software to a different Computer Installation only with the prior written approval of Licensor, which approval shall not be unreasonably withheld and may be conditioned upon payment of an additional charge or an upgrade fee as detailed in Paragraph 2.4 below, or as otherwise determined by Licensor in accordance with the prevailing pricing policy of Licensor. Upon implementing any such authorized transfer, Customer shall immediately execute and deliver to Licensor a written certificate verifying that all copies of the Software installed at the prior Computer Installation have been destroyed or transferred to the new Computer Installation. Customer may only use the Software at any additional Computer Installation where such use is in accordance with the terms and conditions of a separate license executed by Customer and Licensor.

2.4 Licensor may (i) make available the option to migrate the Software to a system other than the Designated System specified in the Schedule, including, without limitation, specifications which may differ from the Model Number, Model Group or CPU Identification specified in the Schedule and as options are generally made available by Licensor for the Software; or (ii) make generally available an altered or new version of the Software, or any element thereof, otherwise supplied in accordance with Section 7.0 herein (collectively, the "Upgrades"). Should Customer wish to take up the option of an Upgrade, Customer will be required to make payment to Licensor for the Upgrade in accordance with the prevailing upgrade fee specified by Licensor in respect of the Upgrade and may be required to enter into a new Schedule for the Upgrade as generally required by Licensor.

2.5 Customer shall be entitled to make one (1) back-up copy of the Software to be used only for archival and disaster recovery purposes. Customer may use the Software on a back-up computer installation (the "Back-Up Installation") while the designated Computer Installation or any associated unit is temporarily inoperable. When the designated Computer Installation is again operable, Customer will ensure that all copies of the Software installed at the Back-Up Installation have been removed therefrom.

2.6 Customer shall, at all times during the term of this Contract, comply with the requirements or restrictions which may be applicable to the Software under the export controls of the United States of America, Canada, [Australia] and/or any other country of origin of the Software and the country of the Computer Installation (the "Installation Country"). Not by way of limitation, Customer shall not re-export or divert the Software or any related technical information, document or material, or direct product thereof to any location outside of the Installation Country.

2.7 Licensor, or its designee, may, upon prior written notice and during normal working hours, inspect the Computer Installation at which Customer uses the Software, or any other site of Customer, for the purpose of verifying Customer's compliance with the terms and conditions of this Contract.

3.0  TITLE AND CONFIDENTIALITY

3.1 Customer acknowledges that the terms and conditions contained in this Contract create a license for use of the Software and do not create an agreement for sale of the Software. Principal or SCII, as appropriate, continues to own any copy of the Software licensed by this Contract and all copies of the Software made by Customer in accordance with the terms and conditions contained herein. All copyright, patent, title, trade secret, and intellectual property protection rights in and to the Software are and shall remain the proprietary rights of Principal or SCII.

3.2 Customer acknowledges that the Software and related manuals, documentation and other materials, as well as all amendments, updates and new releases thereof, contain proprietary, confidential and trade secret information developed or acquired by Licensor, Principal or SCII, which is not in the public domain ("Confidential Information"). Customer acknowledges that the source code of the Software is not being provided and that Principal or SCII retains all trade secrets rights thereto. Customer shall not remove any confidentiality, copyright or other legend which may be affixed to or incorporated into the Software or related manuals, documentation or other materials, or any amendments, updates or new releases thereof.

3.3 Customer shall use the Software strictly in accordance with the provisions of Section 2.0 above. Customer shall disclose the Confidential Information only to its employees as and to the extent that such disclosure is reasonably required to effect such use of the Software as is authorized by the provisions of Section 2.0 above. Customer shall take adequate safeguards to maintain the confidentiality of the Software or Confidential Information and to prevent the unauthorized use, disclosure or reproduction of the Software or Confidential Information by or to any other corporation, individual, firm or organization, including, but not limited to, such reasonable precautions as would be taken by Customer to protect its own confidential information, such specific safeguards as may be set forth in the Software or Confidential Information itself or as Licensor, Principal or SCII may request from time to time.

3.4 Customer shall not copy, translate, decompile, disassemble, reverse engineer or otherwise reproduce or modify, add to or otherwise change the Software or reverse assemble, compile or otherwise develop software which incorporates or otherwise uses elements of the Software or the Confidential Information without the specific written authorization of Licensor and either Principal or SCII as appropriate, except as and to the extent required to be permitted under applicable law. Customer agrees that any such copy, translation, or other reproduction or modification shall be the exclusive property of Principal or SCII and Customer shall, upon request of Licensor or SCII or Principal as appropriate, execute such legal instruments as may be required to vest or assign said ownership in Principal or SCII.

3.5 Customer shall not assign, license, rent, lease, pledge or otherwise transfer or encumber, voluntarily or involuntarily, the rights granted to Customer hereunder in or to the Software or the Confidential Information without the prior written authorization of Licensor. Any such prohibited transfer or encumbrance shall be null and void.

3.6 The provisions of this Section 3.0 shall survive the expiration or termination of this Contract.

4.0  PRICE, PAYMENT, TAXES AND DUTIES

4.1 Customer shall pay to Licensor the Product Use Charge(s), as well as any other fees, for the Software, specified in the Schedule or elsewhere in this Contract. Unless otherwise indicated, Product Use Charge(s), as well as any other fees, shall be paid in full on the

     Due Date(s) indicated in the Schedule. Should any Due Date be a day which is not a business day (a business day being a day on which the bank specified by the Licensor for the purposes of invoicing in accordance with the terms and conditions of this Contract is open for business, or as otherwise specified by the Licensor, at the sole discretion of the Licensor) then the payment shall be made on the last business day immediately prior to the Due Date.

4.2 Customer will pay all amounts due to Licensor pursuant to this Contract in [the currency of the Installation Country] or such other currency as Licensor may specify and at such bank account as Licensor may designate from time to time.

4.3 Unless agreed otherwise by the parties, Customer shall make payment of all amounts due to Licensor pursuant to this Contract by certified cashier's check or wire transfer.

4.4 Customer shall bear all financing and banking charges related to payments under this Contract including, but not limited to, late-payment interest charges and fees associated with telegraphic or wire transfers.

4.5 A service charge at the rate of 1.5% per month will be charged on Product Use Charge(s) or any other fees or charges due hereunder not received on the applicable Due Date. Should any payment(s) remain due but unpaid after 30 (thirty) days all Outstanding Charges, as specified in Paragraph 4.6 below, shall become immediately due and payable. The foregoing does not affect the Termination rights of Licensor under Paragraph 6.2 of this Contract.

4.6 For the purposes of this Contract, accrued Outstanding Charges shall be comprised of the following amounts: (a) where the Term of this Contract, as established in accordance with the provisions of Paragraph 6.1 of this License Agreement, is for a period not exceeding 12 (twelve) months, beginning with the applicable Effective Date, all amounts that Customer is required to pay to Licensor in order to fulfill all obligations of Customer arising under the terms and conditions of this Contract in respect of the entire Term; (b) where the same Term as previously specified in Paragraph 4.6(a) is for a period exceeding 12 (twelve) months, beginning with the applicable Effective Date, such amount as Customer shall be required to pay to Licensor in order to fulfill the obligations of Customer arising under the terms and conditions of this Contract until and including the date upon which payment is actually received by Licensor.

4.7 Customer shall pay all Product Use Charge(s), fees and other amounts due hereunder to Licensor in full, together with any sales, value-added or other tax, however designated, applicable thereto. Customer shall not withhold or deduct any tax, charge or other amount from said payments, unless such withholding or deduction is required by the laws of the Installation Country and Customer immediately furnishes Licensor with an official receipt evidencing payment of said amount to the appropriate authorities. If, under the laws of the Installation Country, Customer is required to withhold any tax, charge or other amount from such payments, Licensor may require that the amount of the payment will be automatically increased to totally offset such tax, charge or other amount, so that the amount actually remitted to Licensor, net of all taxes, charges or other relevant amounts equals the amount invoiced or otherwise due.

4.8 Unless otherwise agreed by Licensor in writing, Customer shall bear and pay for all customs duties, sales or value-added tax or other tax or charge which may be levied upon the importation of the Software into the Installation Country.

5.0  WARRANTY AND LIABILITY

5.1 Licensor warrants that: (i) the Software shall, upon the Effective Date for such Software and for the Warranty Period specified in the Schedule, conform to the specifications set forth in the accompanying manuals, documentation and other materials delivered with the Software, and (ii) the Software does not infringe upon any patent, copyright or other proprietary right of a third party within the Installation Country; provided that the sole remedy for any breach of the foregoing warranties is set forth in this
     Section 5.0.

5.2 In the event of a breach or alleged breach of the warranty specified in Paragraph 5.1 (i), Customer shall notify Licensor in writing within 30 (thirty) days of such breach or alleged breach, except in the event of such breach or alleged breach first occurring within the final 23 (twenty three) days of the Warranty Period, where Customer shall notify Licensor in writing within no more than seven (7) days after the expiration of such Warranty Period. Licensor shall not be liable for any breach or alleged breach not reported to Licensor within the appropriate period. In the event of a breach of said warranty, Licensor shall, at its option, repair or replace the Software as may be required to remedy such breach. Licensor shall perform, or cause to be performed, such warranty services without charge unless such repair or replacement has been necessitated by: (i) modifications or errors made by Customer; or (ii) failures in the hardware system of Customer; or (iii) use of the Software by Customer not in accordance with Licensor's instructions or (iv) other causes not inherent in the Software or attributable to Licensor, SCII or any relevant local service agent of SCII. Where repair or replacement is provided by Licensor in circumstances where, in accordance with this Paragraph 5.2 or any other provision contained in this Contract, such repair or replacement is not provided free of charge, Licensor shall be entitled to charge Customer for such repair or replacement at an additional cost to Customer. Licensor shall make such charge at Licensor's then current rates. In the event Licensor fails or is unable for any reason to cure such breach of warranty, it may, in its sole discretion and as its sole obligation and liability, terminate the license and the rights granted hereunder with respect to the affected Software and refund to Customer the applicable Product Use Charge upon return of the affected Software, decreased by an amount equal to 33% (thirty-three per cent) of such Product Use Charge for each twelve (12) month period or part thereof since the Effective Date for such Software (a straight line depreciation over three (3) years).

5.3  If, as a result of any claim of infringement referenced in Paragraph 5.1
     (ii) above, Customer is enjoined from using the Software, or if Licensor believes that the Software is likely to become the subject of such a claim of infringement, Licensor shall, at its option, either: (i) modify or replace the Software to eliminate the infringement; or (ii) procure from the third party the right to continue to use the Software despite the infringement; or (iii) if Licensor determines that neither of these options is commercially reasonable, as its sole obligation and liability, terminate the license and rights granted hereunder with respect to the affected Software and refund to Customer the applicable Product Use Charge, decreased by an amount equal to 33% (thirty-three percent) of such Product Use Charge for each twelve (12) month period or part thereof since the Effective Date for such Software (a straight line depreciation over three (3) years). The warranty contained in Paragraph 5.1 (ii) above is conditioned upon: (a) Customer ensuring that Licensor is notified by Customer, in writing, of any claim or potential claim, within 14 days of such claim being, by any means, formally made or within 14 days of such claim or potential claim being reasonably expected, by Licensor, to have become known to Customer; (b) Licensor having sole control of the defense and all related settlement negotiation; and (c) at Licensors's request and expense, Customer providing Licensor with all reasonably necessary assistance, information, and authority. Licensor shall have no liability for any claim for infringement based on: (a) use of a superseded release or an altered release of the Software not approved by Licensor if such infringement would have been avoided by use of the current release or an unaltered release of the Software; or (b) the combination or use of the Software with materials (including either software or hardware) not approved by Licensor, if such infringement would have been avoided if no such combination had occurred.

5.4 THE WARRANTIES AND REMEDIES SPECIFIED IN THIS SECTION 5.0 STATE THE ENTIRE LIABILITY IN RESPECT OF THE MATTERS CONTEMPLATED BY THIS SECTION 5.0 AND ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR CONSEQUENTIAL, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES OR LOST PROFITS) CONTEMPLATED UNDER LOCAL LAW OR OTHERWISE, ANY RIGHT TO WHICH CUSTOMER HEREBY SPECIFICALLY DISCLAIMS.

5.5 NEITHER LICENSOR, PRINCIPAL NOR SCII SHALL BE LIABLE FOR ANY LOSS OR DAMAGE ARISING IN CONNECTION WITH THIS CONTRACT, EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPHS 5.2 AND 5.3 ABOVE, AND IN NO EVENT SHALL THEY BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL OR EXEMPLARY DAMAGES OR LOST PROFITS UNDER ANY CIRCUMSTANCES, AND IN NO EVENT SHALL THEIR LIABILITY EVER EXCEED AN AMOUNT EQUAL TO THE INITIAL PRODUCT USE CHARGE(S) PAID BY CUSTOMER TO LICENSOR HEREUNDER.

6.0  TERM AND TERMINATION

6.1 Subject to the provisions of this Section 6.0, this Contract shall become effective with respect to the Software as of the Effective Date set forth in the Schedule and shall remain in effect with respect to such Software as stipulated in the Schedule (the "Term").

6.2 Licensor may terminate this Contract at any time, effective immediately upon written notice to Customer, if: (i) Customer fails to pay to Licensor any charge(s) due and outstanding for more than 60 (sixty) days after the due date specified in the corresponding invoice; or (ii)
     Customer otherwise breaches this Contract; or (iii) Customer becomes insolvent or bankrupt, subject to suspension of payments, moratorium or reorganization, makes an assignment for the benefit of its creditors, has a receiver, manager or similar officer appointed over the whole or any part of its assets or business or there is an order or resolution made for its dissolution or liquidation (other than for the purpose of amalgamation or reconstruction); or (iv) the direct or indirect ownership or control of Customer that exists on the Effective Date of this Contract changes in a manner that, in the reasonable judgment of Licensor, Principal or SCII, may adversely affect the rights of Licensor, Principal, or SCII.

6.3 Upon termination of this Contract for any reason Customer shall promptly return the Software and any associated materials and Confidential Information (as defined in Paragraph 3.2 above) to Licensor and shall warrant in writing to Licensor that all copies or translations thereof have been destroyed and that all other obligations of Customer arising in relation to termination of this Contract, whether under the provisions of this Paragraph 7.3 or elsewhere, have been complied with.

6.4 Except as provided in Paragraph 5.2 and 5.3, the termination of this Contract shall not excuse Customer from paying any outstanding Product Use Charge(s) or any other charge(s) accrued hereunder or under any Schedule before the effective date of termination.

6.5 The limitations on liability and on warranties of Section 5.0 and the obligations under Paragraph 2.6 and Section 4.0 shall survive the termination of this Contract.

7.0  MAINTENANCE AND SUPPORT SERVICES

7.1  MAINTENANCE AND SUPPORT TEAM

     The Maintenance and Support Services ("MSS") set forth in Paragraph 7.2 below will be provided to the extent set forth in the Schedule for such Software and to the extent MSS is then generally being made available by Licensor for such Software. This MSS for the Software shall automatically cease upon termination of this Contract or the license for such Software for any reason and, upon such termination, Customer shall pay all Outstanding Charges accrued hereunder with respect to such Software up to and until the effective date of termination.

7.2  SERVICES

     MSS services provided for the Software are as described below:

     (i) Amendments, new releases and updates of the Software, unless priced separately by Licensor and generally not included in the Software at the time of licensing, as generally made available for such Software;

     (ii) Periodic general error analysis report processing, as generally made available for such Software;

     (iii)  Off-site support, as generally made available for such Software.

     All amendments, updates and new releases of the Software delivered to Customer set out heretofore, as well as all related brochures, documentation and other materials, shall apply equally to said amendments, updates and new releases and related brochures, documentation and other materials. MSS shall be for the then current release and immediately preceding release of the Software, provided that Licensor may cancel MSS for any preceding releases at any time.

8.0  MISCELLANEOUS PROVISIONS

8.1 This Contract shall be governed by the laws of the State of Ohio, U.S.A. and the parties hereto shall submit to the exclusive jurisdiction of the Ohio courts.

8.2 Subject to the provisions of Paragraph 8.1 above, if a court of competent jurisdiction holds any provision of this Contract to be illegal, invalid or in any way unenforceable, in whole or in part, such provision will be automatically severed from this Contract. Any such holding shall not affect the legality or validity of the remaining provisions of this Contract, unless, in the reasonable opinion of Licensor, Principal or SCII, the unenforceable provision is deemed to be essential to this Contract, in which event Licensor may terminate this Contract, effective immediately upon notice to Customer.

8.3 Subject to the provisions of Paragraph 8.1 above, if a legal action is commenced in connection with this Contract, the losing party shall reimburse the prevailing party for the reasonable attorney's fees and expenses which the prevailing party may incur in such action, whether or not such action is prosecuted to a final and non-appealable judgment. In the event that neither party to this Contract may reasonably be deemed to have prevailed or lost in relation to any action commenced in connection with this Contract, regardless of whether such action is actually continued to conclusion by means of judicial decision or any alternative method of dispute resolution, each party shall reimburse the other for any expenses reasonably incurred by the party making such claim for reimbursement as a result of the unreasonable actions of the other party.

8.4 If a party to this Contract fails to give notice or enforce any right under this Contract, such failure shall not constitute a waiver of such right, unless such waiver is reduced to writing and signed by the waiving party. The specific temporary or limited waiver by a party to this Contract of any right derived by the waiving party under the provisions of this Contract or by other operation of law shall not constitute a waiver of any other right or of the same right in any subsequent instance.

8.5 The parties to this Contract shall be excused for failures or delays in performing any obligation under this Contract (other than the making of payments when due) if such failure or delay is caused by force majeure.

8.6 All notices required or permitted under this Contract shall be given in writing and shall be personally delivered or sent by telex, telefax or registered mail, postage prepaid, to the address of the receiving party as indicated in this Contract. The parties may change their address from time to time upon written notice to the other party. Any notice delivered personally shall be deemed to have been received when delivered. Any notice delivered by telex or telefax shall be deemed to have been received on the day it is sent. Any notice sent by registered, prepaid mail shall be deemed to have been received on the seventh (7th) business day after its posting.

8.7 This Contract contains all the terms agreed by the parties regarding the subject matter of this Contract and supersedes any prior agreement, understanding or arrangement between them whether oral or in writing, and no representation, understanding or promise shall be taken to have been given or implied from anything said or written in negotiations between the parties prior to the execution of this Contract or any Schedule except as expressly incorporated in this Contract. Except as otherwise provided above, this Contract may be amended only with the consent of both parties expressed in writing and signed by a duly authorized representative of each party.

8.8 If the Schedule licensed hereunder contains access to Network Control Language ("NCL"), Customer shall be permitted to use NCL to develop code and further applications in accordance with the technical manuals supplied to Customer with the Software. However, any applications or code developed by Customer using NCL shall not have the benefit of any warranty, conditions, maintenance or indemnity provision contained herein and any terms, conditions, warranties or indemnities specifically that might otherwise be implied in relation to them are excluded. Licensor, Principal and/or SCII shall have no liability or responsibility arising in relation to NCL applications developed by Customer. Software may also include ways Customer may use NCL ("Samples"). Customer may use such Samples in accordance with this Contract; however, Samples shall not be subject to any warranty, condition, maintenance or indemnity provisions herein, express or implied, and neither Licensor, Principal nor SCII shall have any liability with respect to Customer's use of such Samples. Customer understands that it is receiving Samples "as is," and that any use of Samples is at Customer's own risk.

8.9 Customer may not assign, delegate, sub-contract or otherwise transfer this Contract or any of the rights or obligations of Customer arising hereunder without the prior written approval of Licensor. Any attempt to do so without the prior written approval of Licensor will be void. Licensor may in its sole discretion assign, delegate, sub-contract or otherwise transfer this Contract or any of the rights or obligations of Licensor arising hereunder to any party.

     Signed by a duly authorized representative of each party:

     ("Licensor")                            ("Customer")

     Signature:                              Signature:

     Name:                                   Name:

     Title:                                  Title:

     Date:                                   Date:

PART II - SCHEDULE

PRODUCT USE CONTRACT SCHEDULE - TERM RENEWAL PLAN


This schedule is made part of and incorporates
all of the terms of the Product Use Contract
between Licensor and Customer (the "Contract")                      Date:
                                                            Product Use Contract
No.:

EFFECTIVE DATE:                                                    SCHEDULE NO.:

I.0       COMPUTER INSTALLATION

==========================================================================================================================

 SITE ADDRESS:
 ------------

 DESIGNATED SYSTEM:
 -----------------
- --------------------------------------------------------------------------------------------------------------------------
 MANUFACTURER            MODEL NUMBER            MODEL GROUP            OPERATING SYSTEM            CPU IDENTIFICATION
- --------------------------------------------------------------------------------------------------------------------------




==========================================================================================================================

II.0      TYPE OF LICENSE

Subject to the terms and conditions of the Contract, the right of Customer to use the Software shall become effective on the Effective Date specified above and shall remain in effect for the License Term stipulated overleaf.

Upon expiration of the License Term, the right of Customer to use the Software in accordance with the terms and conditions of the Contract shall renew automatically for the Software for successive periods of one (1) year for so long as the Customer pays the annual renewal charge(s) for the Software specified by Licensor ("Annual Renewal Charge") and unless terminated by Licensor in accordance with the terms and conditions set forth in Section 5.0 or
6.0 of the License Agreement.

The Annual Renewal Charge is due upon each anniversary of the Effective Date and is currently twenty percent (20%) of the prevailing Product Use Charge(s) for the Software. Payment of the Product Use Charge(s) for the Software and each Annual Renewal Charge for such Software entitles Customer to Maintenance and Support Services ("MSS") for such Software for the ensuing year in accordance with Section 7.0 of the License Agreement to the extent such MSS is then generally being made available by Licensor for such Software.

Cancellation of the Contract by Customer is only effective upon Customer giving Licensor at least 60 (sixty) days written notice prior to the next anniversary of the Effective Date.


Signed by a duly authorized representative of each party in acceptance of the terms, conditions and other details specified herein and overleaf:


("Licensor")                                      ("Customer")

Signature:                                        Signature:


Name:                                             Name:


Title:                                            Title:


Date:                                             Date:

SEE OVERLEAF FOR SOFTWARE, TERM, WARRANTY PERIOD AND CHARGES

PART II - SCHEDULE

PRODUCT USE CONTRACT - TERM RENEWAL PLAN (CONTINUED FROM OVERLEAF)

III.0     SOFTWARE, TERM, WARRANTY PERIOD AND CHARGES

===========================================================================================================================
                                                                                                     PAYMENT SCHEDULE/
 SOFTWARE          LICENSE TERM     WARRANTY PERIOD    SYSTEM NO.            PRODUCT USE CHARGE      DUE DATE
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
===========================================================================================================================

SEE OVERLEAF FOR TYPE OF LICENSE AND SIGNATURE

PART II - SCHEDULE

PRODUCT USE CONTRACT SCHEDULE - PERMANENT LICENSE PLAN

This schedule is made part of and incorporates all
of the terms of the Product Use Contract between
Licensor and Customer (the "Contract")                           Date:
                                                       Product Use Contract No.:

EFFECTIVE DATE:                                               SCHEDULE NO.:

I.0       COMPUTER INSTALLATION

==========================================================================================================================
  SITE ADDRESS:
  ------------

 DESIGNATED SYSTEM:
 -----------------
- --------------------------------------------------------------------------------------------------------------------------
 MANUFACTURER           MODEL NUMBER           MODEL GROUP           OPERATING SYSTEM           CPU IDENTIFICATION
- --------------------------------------------------------------------------------------------------------------------------




==========================================================================================================================

II.0      TYPE OF LICENSE

Subject to the terms and conditions of the Contract, the right of Customer to use the Software granted under the Contract shall be perpetual.

Maintenance and Support Services ("MSS") for the Software is chargeable upon expiration of the Warranty Period specified above and thereafter is payable annually upon each anniversary of such expiration date as determined by Licensor. The fee is currently twenty percent (20%) of the prevailing Product Use Charge(s) for the Software. Payment of the Product Use Charge(s) for the Software and each annual renewal charge for the Software specified by Licensor ("Annual Renewal Charge") entitles Customer to MSS for such software for the ensuing year in accordance with Section 7.0 of the License Agreement to the extent such MSS is then generally being made available by Licensor for such Software or unless terminated by Licensor in accordance with the terms and conditions set forth in Section 5.0 or 6.0 of the License Agreement.

Cancellation of MSS by Customer is only effective upon Customer giving Licensor at least 60 (sixty) days written notice prior to the next anniversary of the Effective Date.

Signed by a duly authorized representative of each party in acceptance of the terms, conditions and other details specified herein and overleaf:


("Licensor")                                 ("Customer")

Signature:                                   Signature:


Name:                                        Name:


Title:                                       Title:


Date:                                        Date:

SEE OVERLEAF FOR SOFTWARE, WARRANTY PERIOD AND CHARGES

PART II - SCHEDULE

PRODUCT USE CONTRACT SCHEDULE - PERMANENT LICENSE PLAN (CONTINUED FROM OVERLEAF)

III.     SOFTWARE, WARRANTY PERIOD AND CHARGES

=================================================================================================================
 SOFTWARE           WARRANTY PERIOD     SYSTEM NO.          PRODUCT USE CHARGE       PAYMENT SCHEDULE/DUE DATE
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------
 ================================================================================================================

SEE OVERLEAF FOR TYPE OF LICENSE AND SIGNATURE

PART III - LOCAL PROVISIONS ADDENDUM

This Local Provisions Addendum is made part of and incorporates all of the terms of the Product Use Contract between Licensor and Customer

Date:

Product Use Contract No.:

(the "Contract")

The parties agree that the following Provisions are made part of the Contract and that, in respect of the Schedule(s) specified below, the Contract shall be construed at all times in such manner as shall give effect to these provisions:

SCHEDULE NO(S).:



PROVISIONS:












Signed by a duly authorized representative of each party:

("Licensor")                                      ("Customer")

Signature:                                        Signature:


Name:                                             Name:


Title:                                            Title:


Date:                                             Date:

                                   EXHIBIT E

                  LIST OF PERSONS TO CONTACT FOR APPROVAL OF
                      AMENDMENTS TO PRODUCT USE CONTRACTS


CONNECT products -
                   Vice President of Finance, Communications Software Group 5215 North O'Connor Boulevard
                   Suite 1500
                   Irving, TX  75039-3771
                   (214) 868-5000 phone
                   (214) 868-5152 fax

GENTRAN products -
                   Vice President of Finance, Interchange Software Group 4600 Lakehurst Court
                   P.O. Box 7160
                   Dublin, OH  43017
                   (614) 793-7000 phone
                   (614) 793-7221 fax

                                   EXHIBIT F

                                MONTHLY REPORT


 .    Detailed Monthly Billing Report guidelines are issued by SCI Corporate
     Finance Department and include details on how and when Product Use Contracts and, therefore, revenue can be recognized. These guidelines may be updated from time to time.

 .    Attached is the form of Monthly Report required.

 .    SCII'S financial year is October 1 to September 30

 .    Monthly Reports shall be due on the 25th day after the end of each calendar month and the revenue recognition cut-off date shall be the last day of the month.

 .    Product Use Contract Submission:

       (i) First Page, Signature Page and Schedule(s)/Order Form to be attached to Monthly Billing Report;

      (ii) Where not shown on Product Use Contract include with Monthly Billing Report details in English language of:

                    Payment Date, Date of Signature, Products, Delivery Date, Rights of Return, Duration, Renewal Terms

     (iii) Variations of Product Use Contract to be pre-approved and submitted with Monthly Billing Report;

      (iv) Full, original Product Use Contract to be sent to SCII within four weeks.

                                   EXHIBIT G


                          INTERNATIONAL ORDER REQUEST


Requestor:                              Phone Number:

                                        Fax Number:

Customer Name:
Address:


Sales Value:                            (U.S.D.)

(Must be provided for declared value on ALL International Shipments including evaluations and internal copies)

ORDER/REQUEST TYPE

[_]    New Software Order               [_]    Documentation Evaluation
[_]    Software Evaluation              [_]    Upgrade (chargeable)
       Start:                           [_]    Additional Documentation
       Stop:                                   No. of Sets:
[_]    Maintenance/Upgrade Tape         [_]    Fix/PUTT Tape
[_]    Internal Use                     [_]    Consultancy/Training
[_]    Other:

PLATFORM

[_] MVS            [_] DEC/VAX           [_] RS6000             [_] HP3000
[_] DOS/VSE        [_] AS/400            [_] HP9000             [_] SCO UNIX 2.2
[_] T*400          [_] T*36              [_] T*38               [_] PC DOS
[_] Windows        [_] Windows NT        [_] AT&T GIS           [_] DIRECTOR
                                             (NCR)
[_] SUN SPARC
     [_] 4.1.2.
     [_] Solaris 2.2

PRODUCT DETAILS

[_] GENTRAN:Basic
[_] GENTRAN:Plus         [_] SNA      [_] BSC     [_] Combo     [_] Mailbox
[_] CONNECT:Supertracs SNA SPC
[_] GENTRAN:Realtime
[_] GENTRAN:Interactive
[_] GENTRAN:Interactive Combo
[_] GENTRAN:Control
[_] GENTRAN:Viewpoint    [_] EM       [_] EM/TM
[_] GENTRAN:Structure    [_] Base only       [_] Base & RTE     [_] RTE Only
[_] GENTRAN:Examiner
[_] GENTRAN:Client
[_] GENTRAN:Viewpoint for AS/400

[_]    Communication Keys for AS/400    [_] Async    [_] LU 6.2    [_] COMPQ

       CPU Model:                 Version:             Serial Number:

[_]    Maps & Interfaces                [_] SAP       [_] JDE      [_] SAP IDOC

       Specify Maps:                    [_] Inbound:               [_] Outbound:
[_]    GENTRAN:Excel                    [_] OFTP                   [_] OFTP+
[_]    GENTRAN:Mentor                   [_] OFTP                   [_] OFTP+
[_]    GENTRAN:Basic for DOS (PC)       [_] w/Toolkit Module
[_]    GENTRAN:Director (Windows)                                  [_] Mapper
[_]    Forms

[_]    Cleo Products:             Model:                    Operating System:

                                  Part No.:
[_]    Term                       Model:                    Operating System:


MEDIA TYPES

Cartridges:     [_]      3480 (MVS/VSE/400-1/2")
                [_]      8MM (400/RS6000/SUN/EXCEL)
                [_]      4MM (DEC/HP9000/HP3000/EXCEL)
                [_]      9346* (400/RS6000/SUN/T*36/EXCEL-1/4")
                [_]      TK-50 (DEC)
                [_]      Other

Tapes:          [_]      6250 bpi (n/a for DEC/VAX)            [_] 1600 bpi

Diskette Size:  [_] 3.5" (Client/SPC/EXCEL/PC/COMMERCE)   [_] 8" (T*36)

*Also can be referred to as a DC6150 and QIC.

Existing Customer          [_] Yes      [_] No

Present Version:                                       Requested Version:

Present Products:          Basic                 [_] Yes [_] No
(if mainframe)             Plus                  [_] Yes [_] No
                           Realtime (RTE)        [_] Yes [_] No

DOCUMENTATION

[_] All, otherwise please specify below:


COMMENTS/SPECIAL INSTRUCTIONS:

                                   EXHIBIT H


                          REVENUE RECOGNITION POLICY


INTRODUCTION:

The purpose of this policy is to indicate the guidelines under which the revenues reported to Sterling Commerce by distributors and agents are recognized and accepted.

Revenue recognition must be reported in a manner that complies with the requirements of the United States Financial Accounting Standards Board.

IN GENERAL TERMS: SOFTWARE OR SERVICES MUST BE DELIVERED, A CONTRACT MUST BE SIGNED AND PAYMENT BE EXPECTED IN ORDER FOR REVENUE TO BE RECOGNIZED.


POLICY
- ------

Revenue is recognized by consideration of three elements: 1) Contract; 2) Delivery; and 3) Payment Terms as set out below.

1.   CONTRACT

     a.   (i)    Mainframe and Mid-Range Products
                 --------------------------------

          There must be a signed contract from the customer for the products. The contract should also be dated within the period for which the sale is to be recognized. An irrevocable purchase order referencing and accepting compliance with an existing signed contract will also be accepted.

          (ii)   PC Products
                 -----------

          An irrevocable purchase order referencing and complying with the terms and conditions of the Shrink Wrap license or a signed PC-product license will be accepted for revenue recognition.

          (iii)  Maintenance and Services
                 ------------------------

          Post-contract customer support ("PCS"), or software maintenance, including revenue that is bundled with an initial licensing fee, should be recognized ratably over the period of the software maintenance agreement. The amount of software maintenance that is bundled with an initial licensing fee is determined by multiplying the ratio of the separate maintenance and list price by the contract amount, net of discounts.

          (iv)   Education, Consulting, On-Site Installation and Training Fees
                 -------------------------------------------------------------

          Revenue for education, consulting, on-site installation and training fees is recognized in the month that the services are performed.

     b. ACCEPTANCE PERIODS: revenue cannot be recognized if the software or services are subject to any contingency such as an acceptance or trial period; i.e., where there is an option of the customer not to accept.

     c. PAYMENT TERMS must be specified with due dates under the rules in paragraph 3 below.

2.   DELIVERY

     All products included in the contract must be delivered prior to revenue recognition. If a product is included on the contract which has not been delivered ("future product"), then the value of this future product cannot be recognized and must be deferred. The value of any future products to be deferred must be reasonable when compared to other Sterling Commerce products that are commercially available (e.g., not a nominal or zero fee).

     a. Delivery of a product occurs when it has been turned over to a third party deliverer (e.g., Federal Express).

     b. If an order does not require delivery (e.g., an upgrade of an existing license) or if a temporary license is on-site (i.e., a trial license to be converted to a perpetual or an annual license), the proper paperwork (i.e., Purchaser order or order form, referencing an existing valued license agreement) must still be processed before it can be booked as revenue.

     c.   (i)    Permanent License
                 -----------------

          If the contract is for a perpetual license, and the customer has rights to future products, and the value of such products cannot be
                                                                     ---------
          estimated, the revenue can only be recognized upon the delivery of
          ---------
          such future products.

          (ii)   Rental/Stopped Payments/Fixed Term
                 ----------------------------------

          If the contract is for a fixed term, and the customer has the right to
                                   ----------
          future products, and the value of those future products cannot be
                                                                  ---------
          estimated, the revenue will be recognized on a monthly basis over the
          ---------                                      -------
          period of the contract.

3.   PAYMENT TERMS

     a. Payment must be reasonably certain. If there is a likelihood that payment may be withheld by the customer, then the revenue should not be recognized until the cash is received.

     b. Payment due dates are specified in your contract with Sterling Commerce. If you wish to alter payment terms in excess of this, you may seek approval from the appropriate Sterling Commerce Group President and Group Vice President of Finance. Such approval will not be granted automatically.

     c. Contracts with any payment due beyond 12 months of initial contract date will be treated as an installment contract and are subject to special revenue recognition terms.

          (i) For quota purposes: if a payment plan is for 12 months or less, the entire value of the deal is booked as revenue up front. If the deal has payment terms extending beyond 12 months, then only the value of what is collectible in the first 12 months is booked up front, with remaining revenue being deferred.

                 The payments associated with deferred revenue can be recognized as current revenue when they are collectible within 12 months. For example, with a 20-month payment plan sold September 1995, 12 months are booked up front in September, with 8 months being deferred. Commencing in October 1995, one month's worth of the deferred revenue is taken into current revenue, until May 1996, at which time all 20 months would have been recognized as income.

          (ii) Upon termination or expiration of a distributor agreement (or equivalent), rental agreements are transferred to the new distributor.

     d. Preferred Customer Programs ("PCPs") are subject to special acceptance criteria and should be approved in advance by the appropriate Sterling Commerce Group President and Vice President of Finance.

                                   EXHIBIT I

                           CONFIDENTIALITY AGREEMENT


1.   I understand that as an employee of ____________________________
     ("Distributor"), I may have access to proprietary and confidential information developed or acquired by or licensed to Sterling Commerce International, Inc. ("SCII") for SCII'S software products (collectively the "Information"). I acknowledge that the information incorporates trade secrets and that any unauthorized use or disclosure of the information may result in significant damage to SCII or its licensors.

2. As consideration for my continued employment with Distributor, I agree to use all information to which I may have access only in performing my obligations to Distributor and in carrying out the International Distributor Agreement under which Distributor received the Information. I will maintain the Information in strict confidence, I will not remove or deface any confidentiality or proprietary notice placed on items of Information. I will not copy, translate or modify any items containing Information without Distributor's authorization. I will not disclose the Information to any person, other than employees of Distributor who have executed a confidentiality agreement substantially identical to this agreement. I will abide by all other restrictions on the use and disclosure of the information that Distributor may establish from time to time.

3. I acknowledge that all patents, copyrights, trade secrets and other proprietary rights in or related to the Information are and will remain the exclusive property of SCII or its licensors, whether or not specifically recognized or perfected under the laws of the country where the Information is located. I will not take any action that jeopardizes SCII's or its licensors' proprietary rights to acquire any right in the information, except the limited use right specified in Section 2. I hereby acknowledge that SCII and its licensor will own all rights in any copy, translation, modification, adaptation or derivation of the Information that I may create, including any improvement or development thereof. If, by operation of law, I am deemed to possess any rights and, if such waiver is deemed invalid, I hereby assign such rights to SCII and its licensors. To the extent that my rights are inalienable under applicable law, I hereby waive such rights and, if such waiver is deemed invalid, grant SCII, its licensors and their designees the exclusive, perpetual, irrevocable, world-wide and royalty-free right to use, market and modify such items without identifying me or seeking my prior consent. Upon Distributor's or SCII's request, I will execute any instrument that is appropriate to give full legal effect to the provisions of this Section.

4. When my employment with Distributor ceases, I will promptly return to Distributor all notes, documents or media that contain the Information. I acknowledge that my obligations under this agreement will survive the termination of my employment with Distributor. I further acknowledge that either SCII or Distributor may enforce this agreement against me and that Distributor executes this Agreement as principal on its own behalf and, exclusively to accept or otherwise perfect SCII's rights against me, as agent on behalf of SCII.

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Agreement on the date written below.


                                                    By: ________________________

                                                    Name: ______________________

                                                    Date: ______________________

                                   EXHIBIT J



COUNTRIES EMBARGOED under the U.S. EXPORT ADMINISTRATION REGULATIONS

     Cuba, Libya, North Korea

COUNTRIES subject to PARTIAL RESTRICTIONS under the U.S. EXPORT ADMINISTRATION REGULATIONS

     Afghanistan, Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Estonia, Iran, Kazakhastan, Kyrgyzstan, Laos, Latvia, Lithuania, Moldova, Mongolia, People's Republic of China, Romania, Russia, Syria, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Vietnam

COUNTRIES EMBARGOED pursuant to U.N. RESOLUTIONS

     Haiti, Iraq, Federal Republic of Yugoslavia (Serbia, Montenegro, UN Protected Areas of Croatia and of Bosnia-Herzegovina)

                                      -3-